United States
Securities and Exchange Commission
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Littelfuse, Inc.
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Notice of Annual Meeting of Stockholders
Proxy Statement
Forward-Looking Information
Voting
Ownership of Littelfuse, Inc. Common Stock
Section 16(a) Beneficial Ownership Reporting Compliance
Proposal No. 1
Information Concerning the Board of Directors and its Committees
Compensation Committee Interlocks and Insider Participation
Executive Compensation
Compensation Discussion and Analysis
Compensation Committee Report
Compensation Tables and Narrative Disclosures
Certain Relationships and Related Transactions
Report of the Audit Committee
Proposal No. 2
Compensation Plan Information
Stockholder Proposals
Other Matters

Littelfuse, Inc.
O’Hare Plaza
8755 West Higgins Road
Chicago, Illinois 60631

Notice of Annual Meeting of Stockholders

April 24, 2009

The 2009 annual meeting of the stockholders of Littelfuse, Inc. (the “Company”) will be held at O’Hare Plaza, 8745 West Higgins Road, 1st Floor Conference Room, Chicago, Illinois, on Friday, April 24, 2009, at 9:00 a.m., local time, for the following purposes as described in the attached Proxy Statement:

1. To elect seven directors to serve a term of one year or until their successors are elected;

2. To approve and ratify the appointment by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as our independent auditors for the fiscal year of the Company ending January 2, 2010; and

3. To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Stockholders of record of the Company at the close of business on February 27, 2009 will be entitled to vote at the meeting.

Whether or not you plan to attend the meeting, we urge you to vote your shares over the Internet or via toll-free telephone number, as we describe in the accompanying materials and the Notice of Internet Availability of Proxy Materials. If you received a paper copy of the Proxy Card by mail, please complete, sign, date and return your proxy in the envelope provided.

Mary S. Muchoney
Secretary

March 11, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on April 24, 2009:

The Proxy Statement, including the Proxy Card, and the 2008 Annual Report to Stockholders of Littelfuse, Inc.,
including the Annual Report on Form 10-K for the fiscal year ended December 27, 2008, are available at www.proxyvote.com.

Proxy Statement
for
Annual Meeting of Stockholders
To Be Held On

April 24, 2009

We are furnishing this Proxy Statement to the stockholders of Littelfuse, Inc. in connection with the solicitation by the Board of Directors of Littelfuse, Inc. of proxies to be voted at our annual meeting of stockholders to be held on April 24, 2009. The annual meeting will be held at O’Hare Plaza, 8745 West Higgins Road, 1st Floor Conference Room, Chicago, Illinois, at 9:00 a.m., local time, and at any postponements or adjournments of that meeting.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “the Company” and “Littelfuse” refer to Littelfuse, Inc.

Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to us sent to the attention of our Corporate Secretary at O’Hare Plaza, 8755 West Higgins Road, Chicago, Illinois 60631, execution of a subsequent proxy, voting on the Internet or by telephone or attendance at the annual meeting and voting in person. Mere attendance at the annual meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the annual meeting or at any adjournment thereof.

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone or in person.

Under new Securities and Exchange Commission rules, this Proxy Statement, our 2008 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 27, 2008, and other proxy materials are available online at www.proxyvote.com. We encourage you to access and review all of the important information in the proxy materials before voting. The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on or about March 11, 2009.

Forward-Looking Information

Statements in this Proxy Statement not based on historical facts are considered “forward-looking” and, accordingly, may involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance. These statements are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. We are providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. See our Annual Report on Form 10-K for the year ended December 27, 2008 (the “2008 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) for a list of such factors in Item 1A. Risk Factors.

The Board of Directors recommends a vote FOR ALL the nominees for director named in Proposal 1 and a vote FOR the approval and ratification of the appointment of Ernst & Young LLP as independent auditors as discussed in Proposal 2.

Voting

Stockholders of record on the books of the Company at the close of business on February 27, 2009, the record date for the annual meeting, will be entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at our headquarters located at O’Hare Plaza, 8755 West Higgins Road, Chicago, Illinois 60631 and at National City Bank N.A., our

transfer agent, at 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114. On February 27, 2009, we had outstanding 21,722,064 shares of our common stock, par value $.01 per share. Each outstanding share of common stock entitles the holder to one vote on each matter submitted to a vote at the meeting.

The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR ALL of the nominees for director and FOR the approval and ratification of the appointment of Ernst & Young LLP as independent auditors. In the event any nominee for director is unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted at the discretion of the named proxies.

Our bylaws provide that a majority of all of the shares of common stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention will have the same effect as a vote “against” the proposal, while a broker non-vote will not be included in vote totals and will have no effect on the outcome of the vote. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval of the ratification of Ernst & Young LLP as independent auditors. With respect to the election of directors, the seven nominees who receive the most votes at the meeting will be elected.

Ownership of Littelfuse, Inc. Common Stock

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 17, 2009, by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each director, by each executive officer named in the Summary Compensation Table and by all of our directors and executive officers as a group. Information concerning persons known to us to be beneficial owners of more than 5% of our common stock is based upon the most recently available reports furnished by such persons on Schedule 13G as filed with the SEC. Of the shares reported, none are subject to pledge or lien in a margin account or pursuant to a loan agreement.

	Number of Shares of Common
	Stock Beneficially Owned(1)
	Shares	Percent

Barrow, Hanley, Mewhinney & Strauss, Inc.(2)	1,776,785	8.2%
2200 Ross Avenue 31st Floor
Dallas, TX 75201
Ariel Investments, LLC(3)	1,695,735	7.8%
200 E. Randolph Drive, Suite 2900
Chicago, Illinois 60601
Barclays Global Investors, NA(4)	1,484,667	6.8%
45 Fremont Street
San Francisco, CA 94105
Columbia Wanger Asset Management, L.P.(5)	1,330,000	6.1%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
Royce & Associates, LLC(6)	1,216,000	5.6%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
T. Rowe Price Associates, Inc.(7)	1,186,000	5.5%
100 E. Pratt Street,
Baltimore, MD 21202
Daruma Asset Management, Inc.(8)	1,095,000	5.0%
80 West 40th Street, 9th Floor,
New York, NY 10018
T.J. Chung(9)	5,060	*
John P. Driscoll(10)	51,794	*
Anthony Grillo(11)	90,953	*
John E. Major(12)	37,897	*
William P. Noglows(13)	3,765	*
Ronald L. Schubel(14)	36,256	*
Gordon Hunter(15)	193,386	*
Philip G. Franklin(16)	177,510	*
Dal Ferbert(17)	107,991	*
Ryan K. Stafford(18)	13,020	*
David W. Heinzmann(19)	71,078	*
All current directors and executive officers as a group (16 persons)	908,845	4.2%

*	Indicates ownership of less than 1% of common stock.

(1)	The number of shares of common stock beneficially owned and percentage ownership are based on our outstanding common stock as of February 17, 2009, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. All outstanding stock options and restricted stock units exercisable for or convertible into our common stock either currently or within 60 days after February 17, 2009 are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the number of shares of common stock beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	As reported in Amendment No. 1 to its Schedule 13G filed with the Securities and Exchange Commission on February 12, 2009, 1,776,785 shares represent the total number of shares beneficially owned by Barrow, Hanley, Mewhinney & Strauss, Inc. (“Barrow”) as of December 31, 2008. Barrow has the sole power to vote with respect to 772,285 shares, shared power to vote with respect to 1,004,500 shares and sole power to dispose of 1,776,785 shares. Barrow’s adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all securities beneficially owned by Barrow.

(3)	As reported in Amendment No. 16 to its Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009, 1,695,735 shares represent the total number of shares beneficially owned by Ariel Investments, LLC (“Ariel”) as of December 31, 2008. Ariel has the shared power to vote with respect to 901,260 shares and shared power to dispose of 1,695,735 shares. Ariel’s adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all securities beneficially owned by Ariel.

(4)	As reported in its Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009, 1,484,667 shares represent the total number of shares beneficially owned by Barclays Global Investors, NA (“BGI”), Barclays Global Fund Advisors (“BGFA”) and Barclays Global Investors, Ltd (“BGIL”) as of December 31, 2008. These entities have the sole power to vote with respect to 1,153,898 shares and sole power to dispose of 1,484,667 shares. The total number of shares beneficially owned by BGI is 551,025, over which BGI exercises sole voting control over 481,298 shares and the sole power of disposition with respect to 551,025 shares. The total number of shares beneficially owned by BGFA is 919,197, over which BGFA exercises sole voting control over 672,035 shares and the sole power of disposition with respect to 919,197 shares. The total number of shares beneficially owned by BGIL is 14,445, over which BGIL exercises sole voting control over 565 shares and the sole power of disposition with respect to 14,445 shares.

(5)	As reported in Amendment No. 3 to its Schedule 13G filed with the Securities and Exchange Commission on February 6, 2009, 1,330,000 shares represent the total number of shares beneficially owned by Columbia Wanger Asset Management, L.P. (“Columbia Wanger”) as of December 31, 2008. The shares reported include the shares held by Columbia Acorn Trust (“CAT”), a Massachusetts business trust that is advised by Columbia Wanger. CAT holds 5.48% of our shares of common stock. These entities have the sole power to vote and dispose of 1,330,000 shares.

(6)	As reported in its Schedule 13G filed with the Securities and Exchange Commission on January 26, 2009, 1,216,000 shares represent the total number of shares beneficially owned by Royce & Associates, LLC (“Royce”) as of December 31, 2008. Royce has the sole power to vote and to dispose of 1,216,000 shares. Royce Value Plus Fund, managed by Royce has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all securities beneficially owned by Royce.

(7)	As reported in its Schedule 13G filed with the Securities and Exchange Commission on February 10, 2009, 1,186,100 shares represent the total number of shares beneficially owned by T. Rowe Price Associates, Inc. (“T. Rowe Price”) as of December 31, 2008. According to the Schedule 13G, T. Rowe Price, a registered investment adviser, is the beneficial owner of the shares, has sole voting power over 488,100 of the shares and has sole dispositive power over all of the shares. T. Rowe Price’s adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all securities beneficially owned by T. Rowe Price.

(8)	As reported in its Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009, 1,095,000 shares represent the total number of shares beneficially owned by Daruma Asset Management, Inc. (“Daruma”) as of December 31, 2008. Daruma has sole voting power over 360,400 of the shares and has sole dispositive power over all of the shares. Daruma’s adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all securities beneficially owned by Daruma.

(9)	Includes 3,408 shares held by the trustee of the Amended and Restated Littelfuse, Inc. Deferred Compensation Plan for Non-employee Directors (the “Non-employee Directors Plan”) for the benefit of Mr. Chung.

(10)	Includes 19,029 shares held by the trustee of the Non-employee Directors Plan for the benefit of Mr. Driscoll and 29,657 stock options exercisable within 60 days of February 17, 2009.

(11)	Includes 22,388 shares held by the trustee of the Non-employee Directors Plan for the benefit of Mr. Grillo and 48,857 stock options exercisable within 60 days of February 17, 2009.

(12)	Includes 21,132 shares held by the trustee of the Non-employee Directors Plan for the benefit of Mr. Major and 13,657 stock options exercisable within 60 days of February 17, 2009.

(13)	Includes 3,108 shares held by the trustee of the Non-employee Directors Plan for the benefit of Mr. Noglows and 657 stock options exercisable within 60 days of February 17, 2009.

(14)	Includes 13,491 shares held by the trustee of the Non-employee Directors Plan for the benefit of Mr. Schubel and 19,657 stock options exercisable within 60 days of February 17, 2009.

(15)	Includes 3,276 shares held by the trustee of the Non-employee Directors Plan for the benefit of Mr. Hunter, 6,090 shares of restricted stock, 2,000 shares of earned but unvested performance shares/units and 173,000 stock options exercisable within 60 days of February 17, 2009.

(16)	Includes 2,210 shares of restricted stock, 1,667 shares of earned but unvested performance shares/units and 165,300 stock options exercisable within 60 days of February 17, 2009.

(17)	Includes 1,490 shares of restricted stock, 1,667 shares of earned but unvested performance shares/units and 93,850 stock options exercisable within 60 days of February 17, 2009.

(18)	Includes 1,770 shares of restricted stock and 11,250 stock options exercisable within 60 days of February 17, 2009.

(19)	Includes 1,730 shares of restricted stock, 1,667 shares of earned but unvested performance shares/units and 66,350 stock options exercisable within 60 days of February 17, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of the copies of these reports and on information provided by the reporting persons, we believe that during the fiscal year ended December 27, 2008, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements, except for a Form 4 for Anthony Grillo, one of our directors, reporting five stock option exercises, which were inadvertently reported late.

Proposal No. 1

Election of Directors

We are asking our stockholders to elect seven directors at the annual meeting to serve terms of one year or until their respective successors have been elected. The nominees for director, all of whom are now serving as directors, are listed below together with certain biographical information as of March 11, 2009. Except as otherwise indicated, each nominee for director has been engaged in his present principal occupation for at least the past five years.

The Board of Directors recommends that the stockholders vote FOR the election of all of the nominees listed below as directors.

Tzau-Jin (T.J.) Chung, age 46, has been a director of Littelfuse since July 2007. Mr. Chung is President and CEO of Navman Wireless, a market leader in fleet management solutions and GPS technologies. Mr. Chung assumed his position in early 2007 upon the acquisition of Navman Wireless from the New Technologies Division of Brunswick Corporation. Previously, Mr. Chung served as President of the New Technologies Division of Brunswick Corporation from 2002 to 2007. Prior to that, he served as Vice President — Strategy of Brunswick Corporation, where he was responsible for corporate-wide strategic planning, mergers and acquisition and information technology. Mr. Chung earned his bachelor’s degree in science, electrical and computer engineering from the University of Texas — Austin. He also holds a Master of Science degree in computer science from North Carolina State University and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Mr. Chung has been determined by the Board to be “independent” under the listing standards of the Nasdaq Global Select Market (“NASDAQ”).

John P. Driscoll, age 73, has been a director of Littelfuse since February 1998. Mr. Driscoll has been President of Jack Driscoll Enterprises, Inc., a management consulting firm, since 1998. In June 1998, Mr. Driscoll retired as Executive Vice President of Murata Electronics North America, Inc. where he was responsible for corporate policy and strategy and oversaw government and industry relations. Mr. Driscoll joined Murata Electronics in 1979 as Vice President of Marketing and Sales, was appointed Senior Vice President Marketing and Sales in 1985 and assumed the position of Executive Vice President in 1995. Mr. Driscoll is a former Vice President of the Components Group of the Electronic Industry Alliance, and a twenty-year member of its Board of Governors. He was also affiliated with the Electronics Component and Technology Conference and the Japan American Society. Mr. Driscoll has been determined by the Board to be “independent” under NASDAQ listing standards.

Anthony Grillo, age 53, has been a director of Littelfuse since December 1991. Mr. Grillo is the founder and Chief Executive Officer of American Securities Advisors, LLC, an advisory and investment firm established in 2005. From 2001 through 2004, Mr. Grillo was a Senior Managing Director of Evercore Partners, Inc., where he founded the restructuring practice for the firm. From 1999 through 2001, Mr. Grillo was a Senior Managing Director of Joseph Littlejohn & Levy, Inc., a private equity firm. From 1991 through 1999, Mr. Grillo was a Senior Managing Director of the Blackstone Group L.P., an investment banking firm. During those years, Mr. Grillo was the co-founder of Blackstone’s Restructuring and Reorganization Group, Chief Operating Officer of the firm’s mergers and acquisition practice and a member of its Investment Committee. Mr. Grillo serves as Chairman of the Board of Directors of Silicon Graphics, Inc. Mr. Grillo has been determined by the Board to be “independent” under NASDAQ listing standards.

Gordon Hunter, age 57, has been a director of Littelfuse since June 2002 and became our Chairman of the Board, President and Chief Executive Officer in January 2005. Mr. Hunter became our Chief Operating Officer in November 2003. Prior to joining Littelfuse, Mr. Hunter was Vice President, Intel Communications Group, and General Manager, Optical Products Group. Mr. Hunter was responsible for managing Intel’s access and optical communications business segments within the Intel Communications Group. Prior to joining Intel in February 2002, he served as President of Elo TouchSystems, a subsidiary of Raychem Corporation. Mr. Hunter also served in a variety of positions during a 20-year career at Raychem Corporation, including Vice President of Commercial Electronics and a variety of sales, marketing, engineering and management positions. Mr. Hunter currently serves on the Council of Advisors of Shure Incorporated and the Board of Directors of Rubicon Technology, Inc.

John E. Major, age 63, has been a director of Littelfuse since December 1991. Mr. Major has been President of MTSG, a strategic consulting and investments company, since 2003. From 2000 through 2003, he was Chairman and CEO of Novatel Wireless Inc., which provides wireless data access solutions for PDAs and notebook PCs. From 1998 through 1999, Mr. Major was Chief Executive Officer of Wireless Knowledge, a QUALCOMM and Microsoft joint venture. Before joining Wireless Knowledge in 1998, Mr. Major served as Corporate Executive Vice President of QUALCOMM, Inc. and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM in 1996, Mr. Major served as Senior Vice President and Staff Chief Technical Officer at Motorola, Inc. Mr. Major serves as the Chairman of the Board of Directors of Broadcom Corporation and serves on the Board of Directors of Lennox International Inc. and ORBCOMM, Inc., all reporting companies under the Exchange Act. Mr. Major has been determined by the Board to be “independent” under NASDAQ listing standards.

William P. Noglows, age 51, has been a director of Littelfuse since February 2007. Mr. Noglows is Chairman, President and Chief Executive Officer of Cabot Microelectronics Corporation (NASDAQ:CCMP), a leading worldwide supplier of consumable products used in the semiconductor manufacturing process. Mr. Noglows assumed his current position at Cabot Microelectronics Corporation in 2003. Prior to that, he was an Executive Vice President and General Manager at Cabot Corporation. In this position, Mr. Noglows was responsible for running the $1.2 billion core particle business, which included operations in North and South America, Europe and Asia. Mr. Noglows was a primary founder of Cabot Microelectronics, which has been a fully independent, publicly-traded entity since 2000. He received a bachelor’s degree in chemical engineering from the Georgia Institute of Technology. Mr. Noglows has been determined by the Board to be “independent” under NASDAQ listing standards.

Ronald L. Schubel, age 65, has been a director of Littelfuse since June 2002. In September 2007, Mr. Schubel retired as Corporate Executive Vice President and President of the Americas Region for Molex Incorporated, a global manufacturer of interconnect systems. He began his career with Molex in 1981, spending over four years in Singapore as President of the Far East South Region. Prior to joining Molex, Mr. Schubel worked for General Motors for 15 years. His last position with General Motors was Director of Operations for the Packard Electronics Division. Mr. Schubel has been determined by the Board to be “independent” under NASDAQ listing standards.

Information Concerning the Board of Directors and its Committees

Compensation of Directors.  Directors who are not our employees are paid an annual director’s fee of $40,000, $1,500 for each of the four regularly scheduled Board meetings attended and $1,000 for attendance at any special teleconference Board or Committee meetings, plus reimbursement of reasonable expenses relating to attendance at meetings. Our Lead Director is paid an additional $7,500 annually; the Chairman of the Audit Committee is paid an additional $10,000 annually; the Chairman of the Compensation Committee is paid an additional $10,000 annually; the Chairman of the Nominating and Governance Committee is paid an additional $5,000 annually; and the Chairman of the Technology Committee is paid an additional $5,000 annually. No fees are paid to directors who are also our full-time employees.

Under the Amended and Restated Littelfuse, Inc. Deferred Compensation Plan for Non-employee Directors (the “Non-employee Directors Plan”), a non-employee director, at his election, may defer receipt of his director’s fees. Such deferred fees are used to purchase shares of our common stock, and such shares and any distributions on those shares are deposited with a third party trustee for the benefit of the director until the director ceases to be a director of Littelfuse. In 2008, all non-employee directors elected to be compensated in common stock under the Non-employee Directors Plan, except Mr. Noglows.

On April 27, 2007, the stockholders approved the Amended and Restated Littelfuse, Inc. Outside Directors’ Equity Plan (the “Outside Directors’ Plan”), which amended and restated the Littelfuse, Inc. Outside Directors’ Stock Option Plan (the “Former Directors Plan”) to allow more discretion in the number and types or awards that could be granted. The Outside Directors’ Plan allows awards of stock options, stock appreciation rights, restricted stock and restricted stock units. The stock appreciation rights may be granted alone or in tandem with stock options. The Committee has determined that it will provide under the Outside Directors’ Plan an annual grant of stock options and restricted stock units to our non-employee directors with an estimated value of $90,000. The stock options and restricted stock units vest ratably over three years. The stock options have an exercise price equal to the fair market value of our common stock on the date of grant and have a seven-year term. The restricted stock units entitle the director to receive one share of common stock per unit upon vesting. On April 25, 2008, Messrs. Chung, Driscoll, Grillo, Major, Noglows and Schubel were each granted an option to purchase 2,415 shares of common stock and 1,652 restricted stock units.

The following table sets forth compensation paid to all persons who were non-employee directors at any time during 2008:

2008 Director Compensation Table

					Change
					in Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)	($)	($)

T.J. Chung	53,000	13,671	6,831	—	—	—	73,502
John P. Driscoll	63,000	33,348	90,765	—	—	—	187,113
Anthony Grillo	64,000	33,348	90,765	—	—	—	188,113
John E. Major	64,500	33,348	90,765	—	—	—	188,613
William P. Noglows	53,000	33,348	16,829	—	—	—	103,177
Ronald L. Schubel	62,000	33,348	90,765	—	—	—	186,113

(1)	For 2008, all non-employee directors elected to receive their compensation in the form of shares of common stock for which receipt is deferred under the Non-employee Directors Plan, except Mr. Noglows.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 27, 2008, in accordance with Statement of Financial Accounting Standard No. 123(R), “Share-Based Compensation” (“SFAS 123R”), of restricted stock unit awards under the Outside Directors’ Plan. Assumptions used in the calculation of these amounts are described in Note 13 to our audited financial statements for the fiscal year ended December 27, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2009. The full grant date fair value of each restricted stock unit awarded in 2008, determined in accordance with SFAS 123R, based on the assumptions discussed under the Summary Compensation Table below, without regard to when the award was recognized for financial reporting purposes, is equal to $36.33. As of December 27, 2008, the aggregate number of shares underlying restricted stock unit awards outstanding for each of Messrs. Driscoll, Grillo, Major, Noglows and Schubel was 3,108 shares. As of December 27, 2008, the aggregate number of shares underlying restricted stock unit awards outstanding for Mr. Chung was 1,652 shares.

(3)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 27, 2008, in accordance with SFAS 123R of option awards under the Outside Directors’ Plan, the Former Directors Plan, the Stock Plan for New Directors of Littelfuse, Inc. (the predecessor plan to the Former Directors Plan) and the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are described in Note 13 to our audited financial statements for the fiscal year ended December 27, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2009. The full grant date fair value of each option awarded in 2008, determined in accordance with SFAS 123R, based on the assumptions discussed under the Summary Compensation Table below, without regard to when the award was recognized for financial reporting purposes, is equal to $12.42. As of December 27, 2008, the aggregate number of shares underlying option awards outstanding was: Mr. Chung, 2,415 shares; Mr. Driscoll, 30,886 shares; Mr. Grillo, 30,886 shares; Mr. Major, 30,886 shares; Mr. Noglows, 4,386 shares; and Mr. Schubel, 30,886 shares.

Attendance at Meetings.  The Board of Directors held nine meetings during fiscal year 2008. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served. It is our policy that all of the directors attend our annual meeting of stockholders.

Independent members of our Board of Directors meet in executive session without management present at least two times per year. Stockholders wishing to communicate directly with the Board or individual directors should communicate in writing to our Corporate Secretary at our principal executive offices. Our Corporate Secretary will in turn promptly forward such communication to the directors.

Audit Committee.  The Audit Committee is responsible for, among other things, the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. It is also the responsibility of the Audit Committee to (1) review the adequacy and effectiveness of the accounting and financial controls and procedures of the Company and (2) review transactions posing a potential conflict of interest between us and our directors, officers and affiliates. A copy of the Audit Committee Charter is available on our website at www.littelfuse.com. The Audit Committee met five times in 2008. Members of the Audit Committee are Anthony Grillo, the Chairman of the Committee, John E. Major and Ronald L. Schubel, each of whom has been deemed by the Board to be “independent” and meet the enhanced standard requirements for audit committee members under the NASDAQ rules and listing standards and the rules and regulations of the SEC. The Board of Directors has determined that Anthony Grillo is an “audit committee financial expert” based on his experience as a certified public accountant, investment banker and private equity investor.

Nominating and Governance Committee.  It is the responsibility of the Nominating and Governance Committee to identify individuals qualified to serve on our Board of Directors and to recommend those individuals the Board should nominate for election at our annual meeting of stockholders. The Board of Directors has adopted a charter for the Nominating and Governance Committee. A copy of that charter is available on our website at www.littelfuse.com. The Nominating and Governance Committee met three times during 2008. The Nominating and Governance Committee reviewed the performance of all of the current members of the Board of Directors and determined and recommended to the Board that all of the current directors should be nominated for re-election. In making this recommendation, consideration was given to matters such as attendance at meetings, preparation for meetings, input at meetings, interaction with other Board members, and other tangible or intangible benefits their service as directors brought to us. No other candidates were recommended or evaluated. Members of the Nominating and Governance Committee are Ronald L. Schubel, the Chairman of the Committee, John P. Driscoll and William P. Noglows, each of whom has been deemed by the Board to be independent under NASDAQ listing standards.

Director Qualification Standards

The Nominating and Governance Committee, in considering a person for a nominee as a director, takes into consideration such factors as it deems appropriate, including the following:

•	Experience as an executive or director of a publicly-traded company;

•	Familiarity with our business and our industry;

•	Availability to actively participate in meetings of the Board of Directors and attend the annual meeting of stockholders;

•	Knowledge and experience in the preparation or evaluation of financial statements;

•	Diversity;

•	Satisfaction of the criteria for independence established by the SEC and NASDAQ listing standards, as they may be amended from time to time; and

•	Ability to interact in a productive manner with the other members of the Board of Directors.

The Nominating and Governance Committee will consider nominees for the Board of Directors recommended by stockholders, using the same evaluation process as for any other candidate. Recommendations should be submitted to the Corporate Secretary at our principal executive offices or directly to any member of the Nominating and Governance Committee. Any recommendation must include:

•	the name and address of the candidate; and

•	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to be named in the proxy statement if nominated and to serve as a director if elected.

To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in our proxy statement for the 2010 Annual Meeting, stockholder recommendations for director must be received by us no later than February 23, 2010. Each stockholder recommendation must include the name and address of the nominating stockholder and the number of shares owned beneficially and of record by such stockholder.

Technology Committee.  It is the responsibility of the Technology Committee to review our research and development activities and ensure we maximize the use of technology throughout the organization. The Board of Directors has adopted a charter for the Technology Committee, which is available on our website at www.littelfuse.com. The Technology Committee met four times in 2008. Members of the Technology Committee are John E. Major, Ronald L. Schubel, T.J. Chung and Gordon Hunter, the Chairman of the Committee.

Compensation Committee.  The Compensation Committee’s charter is posted on our website, at www.littelfuse.com. The Compensation Committee is charged in the charter with the authority to review our compensation practices and policies, review and recommend to the Board for its consideration and determination the compensation for the Board of Directors, Chief Executive Officer and the other executive officers, evaluate Chief Executive Officer performance, and annually review and report on our compensation discussion and analysis and recommend its inclusion in our Form 10-K and Proxy Statement. The Compensation Committee held five meetings in 2008. The members of the Compensation Committee are John P. Driscoll, the Chairman of the Committee, and William P. Noglows, each of whom has been deemed by the Board to be independent under NASDAQ listing standards. See the “Compensation Committee Report” below.

Processes and Procedures

The Compensation Committee focuses on good governance practices and procedures in its operation. In 2008, this included:

•	considering compensation for the Named Executive Officers (as defined below) in the context of all of the components of total compensation;

•	requiring several meetings to discuss important decisions;

•	reviewing prior compensation for the Named Executive Officers including all components of total compensation packages;

•	receiving meeting materials several days in advance of meetings;

•	conducting executive sessions with Committee members only; and

•	obtaining professional advice from an outside compensation consultant engaged directly by the Committee that enabled the Committee to make decisions in the Company’s best interests, and having direct access to the outside compensation consultant.

Delegation of Authority

The Compensation Committee charter does not provide authority to the Committee to delegate its role and responsibilities to any persons.

Role of Executive Officers

A discussion of the role of management in determining compensation levels can be found in this Proxy Statement under “Executive Compensation — Compensation Discussion and Analysis.”

Role of Compensation Consultant

The Compensation Committee engaged Compensation Strategies, Inc. during 2008 to assist it with compiling a comprehensive analysis of market data and analyzing its implications for executive compensation at the Company, as well as various other executive compensation issues. Compensation Strategies was first engaged by the Committee in August 2007 and was instructed to work with management to obtain the necessary information for the following: (1) to undertake a competitive review of executive compensation levels for 2008; (2) to review our annual bonus and long-term incentive programs; (3) to review the benefit programs available to executives versus the competitive market; and (4) to review the executive compensation philosophy. Compensation Strategies presented the findings to the Committee for its consideration in October 2007 and January 2008 and continued to work with the Committee throughout the year with respect to these issues and as requested by the Committee.

Compensation Committee Interlocks and Insider Participation

William P. Noglows and John P. Driscoll served on the Compensation Committee during fiscal 2008. None of our executive officers served as a member of the compensation committee, or a board of directors performing equivalent functions, of any entity that had one or more of its executive officers serving as a member of our Compensation Committee.

Executive Compensation

Compensation Discussion and Analysis

This section provides information regarding the compensation and benefit programs in place for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers (collectively, the “Named Executive Officers” or “NEOs”) for 2008:

1. Mr. Gordon Hunter, Chairman of the Board, President and Chief Executive Officer, has five years of service with Littelfuse.

2. Mr. Philip G. Franklin, Vice President, Operations Support, Chief Financial Officer and Treasurer, has ten years of service with Littelfuse.

3. Mr. Dal Ferbert, Vice President and General Manager of our Electrical Business Unit, has 32 years of service with Littelfuse.

4. Mr. Ryan Stafford, General Counsel and Vice President, Human Resources, has two years of service with Littelfuse.

5. Mr. David W. Heinzmann, Vice President of Global Operations, has 24 years of service with Littelfuse.

Total Rewards Philosophy

The Compensation Committee of our Board of Directors (the “Committee”) is responsible for guiding and overseeing the formulation and application of the compensation and benefit programs for our NEOs. Our Total Rewards Philosophy for executive compensation is designed to drive performance in the form of global business growth and success by fully leveraging our investment in our human capital and to create stockholder value. To achieve our goals, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term stockholder value.

The Compensation Committee has worked with our management and the Committee’s compensation consultant to design compensation programs with the following primary objectives:

•	Attract, retain and motivate highly qualified executives;

•	Reward executives based upon our financial performance at levels competitive with peer companies; and

•	Align a significant portion of the executive compensation with driving our performance and stockholder value in the form of performance-based executive bonuses and long-term incentives.

The design of our specific programs is based on the following guiding principles:

Performance

We believe that the best way to accomplish alignment of compensation with the interests of our stockholders is to link a significant portion of total compensation directly to meeting and exceeding individual, business unit and overall Company performance goals. When performance exceeds expectations, total pay levels are expected to be above the competitive median. When performance falls below expectations, total pay levels are expected to be below competitive levels.

Competitiveness

Compensation and benefit programs are designed to be competitive with those provided by companies with whom we compete for talent. Generally, we target the 50th percentile of the total compensation programs of competitor companies, adjusted for an executive’s operating responsibilities, management level and tenure and performance in the position. In order to help us analyze the competitiveness of our compensation programs, we developed a reference group in October 2007, as discussed in more detail below in “Total Rewards Philosophy — Competitive Analysis.” Our benefit programs are designed to provide competitive levels of protection and financial security but are not based on performance.

Cost

Compensation and benefit programs are designed to be cost effective, ensuring that the interests of our stockholders are considered.

The Annual Compensation Process

The Committee reviews the industry data and performance results presented by its compensation consultant in determining the appropriate aggregate and individual compensation levels for the performance year. In conducting its review, the Committee considers quantitative performance results, the overall need of the organization to attract, retain and motivate the executive team, and the total cost of compensation programs. The Committee also reviews information showing the executive’s total target and actual compensation during the year. The amount of compensation already realized or potentially realizable, however, does not directly impact the level at which future pay opportunities may be set.

Starting in 2006, the Committee established a process of reviewing base salaries in the fall, with any changes to be effective February 1 of the following year. This process aligns annual executive salary adjustments with those for the rest of our employees. The benefits payable under the Littelfuse, Inc. 2008 Annual Incentive Plan (the “Annual Incentive Plan”) for the preceding year and the terms of the program for the current year generally are established in February or March of each year. Stock options and performance share/unit awards were traditionally granted in April or May of each year at the regularly scheduled meetings of the Compensation Committee and the full Board held in connection with our Annual Meeting of Stockholders. Beginning in 2008, however, performance share/unit awards were made before the end of March so that they may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Stock options and restricted stock (please see discussion below in the section entitled “— Equity Compensation”) were still granted on April 25, 2008 at the meetings of the Compensation Committee and the full Board held in connection with our 2008 Annual Meeting of Stockholders. Since we establish the meeting schedule and agenda for these grants well in advance, there is no opportunity for manipulation of exercise prices on option grants if we are in possession of non-public information at the time of the meetings. Approval of grants for any newly-hired or promoted executives during the course of the year generally occurs at the Compensation Committee meeting immediately following the hiring or promotion.

Competitive Analysis

Competitive compensation levels for our Chief Executive Officer and other NEOs are established through the use of data obtained from the Committee’s compensation consultant. These analyses include base salary, annual incentive opportunities and long-term incentive opportunities for comparable companies. In October 2007, we adopted an industry reference group as a source to evaluate compensation levels. The reference group consists of 17 publicly-traded companies of reasonably similar size to us in the electronic equipment/electronic manufacturing services industry, the electronic components and equipment industry and the semiconductor/semiconductor equipment and manufacturing industry, representing different segments of our business. The companies included in the reference group are set forth below:

Company	Ticker Symbol

Actuant Corporation	ATU
Altera Corporation	ALTR
AVX Corporation	AVX
Cabot Microelectronics Corporation	CCMP
CTS Corporation	CTS
Diodes Incorporated	DIOD
Electro Scientific Industries, Inc.	ESIO
Franklin Electric Company Inc.	FELE
Linear Technology Corporation	LLTC
Methode Electronics Inc.	MEI
Molex Inc.	MOLX
MTS Systems Corporation	MTSC
ON Semiconductor Corporation	ONNN
Rogers Corporation	ROG
Semtech Corporation	SMTC
Technitrol Inc.	TNL
Xilinx Inc.	XLNX

The raw data derived from each company in the reference group is size-adjusted to approximate Littelfuse’s revenues for the corresponding fiscal year. The total compensation for our NEOs is generally targeted at the 50th percentile of the adjusted data specific to each position. In some instances, however, we provide compensation above or below the 50th percentile for a particular element and/or for a particular position, based on internal factors, including the executive’s operating responsibilities, management level, possible differences in compensation standards in the representative industries, the focus of our Total Rewards Philosophy, and tenure and performance in the position.

Allocation Between Cash and Non-Cash Compensation and Current and Long-Term Compensation

We believe that both cash components and non-cash components are appropriate mechanisms for delivering compensation. Cash compensation is used as current compensation (i.e., base salary and annual incentive awards), while non-cash compensation (i.e., stock options, performance shares/units and restricted stock) is generally used for long-term compensation. The allocation between cash and non-cash compensation is an outcome of our targeted competitiveness for individual program elements, including salary, annual incentive compensation and long-term incentive grants, and our practice with respect to allocating between the different types of long-term incentive grants. The mix of compensation ultimately realized by the executives is determined by a combination of individual, team and Company-wide performance over time.

The allocation between current and long-term compensation is based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive values, as opposed to a targeted allocation between current and long-term pay. We also consider certain internal factors that may cause us to target a particular element of an executive’s compensation differently. These internal factors may include the executive’s operating responsibilities, management level and tenure and performance in the position. We consider the total compensation to be delivered to individual executives, and as such exercise discretion in determining the portion allocated to annual and long-term incentive opportunity. We believe that this “total compensation” approach provides the ability to align pay decisions with the short and long-term needs of the business. It also allows for the flexibility needed to recognize differences in performance by providing differentiated pay.

Management’s Role

The key elements of management’s role in determining compensation levels for the NEOs are as follows:

•	Develop performance measures: Management identifies appropriate performance measures, recommends performance targets that are used to determine annual and long-term awards and develops individual performance objectives for each NEO.

•	Compile competitive market data: Management works with the compensation consultant in compiling compensation information and preparing the data for presentation to the Committee.

•	Develop compensation recommendations: Based on the compensation survey data and publicly disclosed compensation information, our Chief Executive Officer and our General Counsel and Vice President, Human Resources prepare recommendations for the NEOs (other than the Chief Executive Officer himself) and present these recommendations to the Committee. Our Vice President, Operations Support, Chief Financial Officer and Treasurer also assists in the preparation of performance targets and objectives based on our short- and long-term growth plans. Our Chief Executive Officer also assists the Committee by providing input with regards to the fulfillment of the individual performance objectives of the NEOs.

•	Chief Executive Officer compensation: After being provided the foregoing information with respect to the Chief Executive Officer, the Committee determines his compensation package and recommends it to the Board for approval by independent members of the Board during executive session.

The Independent Consultant

The Committee has the authority under its charter to engage the services of outside advisors to assist in carrying out its duties. Under this authority, the Committee retained Compensation Strategies, Inc. in August 2007 to assist in the structuring of executive compensation for 2008. The Committee has continued to engage Compensation Strategies in structuring executive compensation in 2009. Compensation Strategies does not provide any other service to us.

Impact of Accounting and Tax Issues on Executive Compensation

In setting each executive’s compensation levels, we do not have a stated policy that all compensation must be deductible. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with our other compensation goals. The Committee and the Board analyze the overall expense arising from aggregate executive compensation levels and awards and the components of our pay programs. Section 162(m) places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our

Chief Executive Officer and certain of our other most highly compensated executive officers. Compensation that qualifies as “performance-based compensation” under Section 162(m), including compensation pursuant to plans or arrangements approved by our stockholders, is not subject to the deduction limit. The Littelfuse, Inc. Equity Incentive Compensation Plan (the “Equity Plan”) and the Annual Incentive Plan have been approved by our stockholders; as a result, stock option, performance share/unit awards and annual cash incentive awards under these plans may qualify for a performance-based deduction and may not be subject to the deductibility limit imposed by Section 162(m).

Employment Contracts

As of December 31, 2007, we entered into an amended and restated employment agreement with Mr. Gordon Hunter, our Chairman of the Board, President and Chief Executive Officer, which replaced his employment agreement dated as of May 1, 2006. The employment agreement was amended and restated in order to comply with the requirements of Section 409A of the Internal Revenue Code and accompanying regulations (“Section 409A”). The term of the employment agreement runs until death, disability, or such time as terminated by us or Mr. Hunter. We may terminate Mr. Hunter’s employment at will or upon 60 days notice subject to certain payments as further discussed below in the section entitled, “Gordon Hunter’s Employment Agreement Post-Employment Provisions.” The employment agreement requires us to provide Mr. Hunter with a base salary of at least $525,000 per year, provisions for a home office, an automobile, and up to $15,000 in annual financial planning and tax counseling services. The employment agreement also contains non-disclosure, non-competition, non-solicitation and non-hire provisions for Mr. Hunter upon cessation of his employment with us. The foregoing description of the terms of the employment agreement is qualified in its entirety by reference to the employment agreement as set forth on Exhibit 10.2 to our Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

Please see additional discussion regarding the terms of Mr. Hunter’s employment agreement below in the section entitled “ — Post-Employment Compensation.” Other than the change of control employment agreements also discussed below under ‘‘-Post-Employment Compensation,” none of the other NEOs have employment agreements.

Components of Total Compensation

The compensation of our NEOs consists of five components:

•	base salaries;

•	annual incentive plan awards;

•	equity compensation;

•	perquisites and health and welfare programs; and

•	post-employment compensation.

Each component is designed to help achieve our compensation objectives and to contribute to a total package that is competitive, appropriately performance-based and valued by our executives.

A.	Base Salaries

Purpose:  The determination of each executive officer’s base salary is designed to attract, retain and motivate highly qualified executives by paying a competitive salary.

Administration:  Our Chief Executive Officer and our General Counsel and Vice President, Human Resources recommend officer salary levels (other than for the Chief Executive Officer) to the Committee for approval. The Committee reviews these recommendations along with the reference group information and other information and advice of the compensation consultant, if any, and makes its recommendations to the full Board for approval. The Committee determines and makes Chief Executive Officer salary recommendations to the full Board for approval by the independent directors.

Determination of amounts:  Base salary is targeted for the 50th percentile of the reference group, adjusted to compensate for individual scope of responsibility, years of experience, past and future contributions to our success and possible differences in compensation standards in the electronics industry. We strive to be market competitive in an effort to attract and retain talented executive officers. The NEOs’ salaries are determined by market salary data and each individual’s position, responsibility and longevity within our company and performance in that position. We believe that the 2008 base salaries were within ten percent of the adjusted median of our reference group.

NEO base salaries for 2008 were determined based on our historical compensation for our NEOs and on analysis from October 2007 regarding the comparison of our NEO compensation with the size-adjusted data from our reference group. The Committee increased base salaries for all NEOs by 4% effective February 1, 2008, taking into account the compensation consultant’s advice and broad-based published surveys that the average annual salary increase for NEOs in 2008 was 4%. Consequently, on February 1, 2008, the base salary amounts for the NEOs were increased to the following:

Name	2008 Base Salary

G. Hunter	$636,500
P. Franklin	$344,800
R. Stafford	$296,400
D. Heinzmann	$275,600
D. Ferbert	$228,100

In light of the increasingly difficult business environment caused by the worldwide economic slowdown, the credit crisis and their ongoing effects on our results of operations, we have been emphasizing and implementing cost cutting measures at all levels to reinforce the long-term strength of the Company. In connection with these cost cutting measures, the Committee has recommended to the Board, and the Board has approved, that the base salaries of our NEOs will not increase for the 2009 fiscal year.

B.	Annual Incentive Plan

Purpose:  The Annual Incentive Plan is designed to provide a cash reward to the NEOs for contributing to the achievement of our corporate goals and driving stockholder value, thereby addressing the objectives of our executive compensation policies.

Administration:  The Committee, after (1) consulting with our Chief Executive Officer and our General Counsel and Vice President, Human Resources, (2) reviewing the reference group information and other information and advice of the compensation consultant, if any, and (3) discussing the financial goals and targets of the Company for the next fiscal year with our Chief Executive Officer and our Vice President, Operations Support, Chief Financial Officer and Treasurer, establishes a threshold, target and a maximum amount that may be awarded as an annual incentive compensation award to each NEO. The threshold, target and maximum amounts are set as percentages of each NEO’s base salary.

Awards are granted based on an explicit formula approved by the Committee and recommended to the full Board for approval, typically in February of each year. At the end of each fiscal year, the amount of the total award paid to each of the other executive officers is calculated by the Committee based on Company and individual performance measures using a mathematical formula weighting each of the factors. The Committee then recommends the awards to the full Board for approval.

Except for Mr. Hunter’s award, which was structured to comply with Section 162(m), the Board retains the discretion to adjust any awards determined by the formula to make adjustments for extraordinary events. In the past, these adjustments have included severance charges and extreme commodity price changes, but no such adjustments were made for the 2008 awards.

Determination of amounts:  Bonus amounts are earned based on the achievement of established objectives on a sliding scale from 0% to 200% of the target amount. Bonuses paid to individual NEOs are based on both the actual financial results in relation to the target goals under the plan and an evaluation of the

NEO’s performance in relation to his or her individual performance objectives. For all NEOs but Mr. Hunter, approximately 80% of the award is tied to the actual financial results in relation to the target goals under the plan and approximately 20% is based on individual performance objectives, some of which are qualitative in nature and may require subjective determinations by the Committee in its discretion. Since Section 162(m) allows payout amounts to be reduced (but not increased) at the discretion of the Committee, the 20% portion of the award based on the achievement of performance objectives that was previously included for Mr. Hunter was replaced with a 20% portion that would be fully-earned at a maximum level based on meeting a minimum amount of earnings per share. The Committee or the Board can then use its negative discretion to reduce this portion of the award to appropriate levels based on performance against his stated goals.

In determining each NEO’s total award, Company performance is determined based on the achievement of specified financial objectives applicable to each NEO in various measures, which include sales, earnings per share and cash from operations, as well as performance measurements of the areas within the scope of authority of the NEO, while individual performance is determined based on each of the NEO’s achievement of specified individual performance objectives. For 2008, the Company performance objectives at target level for the NEOs consisted of earnings per share of $1.85, cash from operations of $51.0 million, and, for Messrs. Hunter, Franklin, Stafford and Heinzmann, sales of $579.1 million. Mr. Ferbert’s objectives also included net sales and operating income for his business unit. For Mr. Ferbert, the net sales target for 2008 was $55.0 million and the operating income target was $12.5 million.

In addition, each NEO had individual performance objectives for 2008. For Messrs. Hunter, Franklin, Stafford and Heinzmann, these individual performance objectives were Company-wide initiatives. Mr. Hunter’s objectives included executing the strategic plan, refining financial processing and reporting, developing the management team, tracking and improving research and development spending and effectiveness and developing additional growth strategies. Mr. Franklin’s objectives included refining financial processing and reporting, integrating new hires for information technology and customer service, reducing costs in purchasing, leading our acquisition efforts and managing investor relations. Mr. Stafford’s objectives included refining corporate governance and compliance programs, formulating leadership development programs and refining the succession planning process, coordinating with our Chief Executive Officer to improve the effectiveness of the Board of Directors and continuing to develop the human resources support team. Mr. Heinzmann’s performance objectives included developing a new global operations initiative, successfully managing the 2008 phase of our restructuring, enhancing operations for our business units and completing quality and customer service initiatives. The performance objectives for Mr. Ferbert were broader but generally involved sales, marketing and operational goals for his business unit. While some of the 2008 individual performance objectives for each NEO may be measured by objective standards, others may be more qualitative in nature and are ultimately subject to the determination of the Committee based on input from our Chief Executive Officer. As stated earlier, the 20% portion of the award based on individual performance objectives for Mr. Hunter was replaced in 2008 with a 20% portion that would be fully-earned at a maximum level based on meeting the minimum threshold amount of earnings per share of $1.50. The Committee or the Board may then use its negative discretion to reduce this portion of the award to appropriate levels based on performance against the stated goals.

The following table summarizes Annual Incentive Plan target percentages for the NEOs for 2008:

Minimum, Target and Maximum
Amounts as a Percentage of
Name	2008 Base Salary

Gordon Hunter	0, 100 & 200%
Philip G. Franklin	0, 70 & 140%
Ryan K. Stafford	0, 60 & 120%
David W. Heinzmann	0, 60 & 120%
Dal Ferbert	0, 60 & 120%

The threshold, target and maximum amounts as percentages of each NEO’s base salary are set forth in the Grants of Plan Based Awards in 2008 Table included in this Proxy Statement. We generally attempt to benchmark the 50th percentile of the total compensation of our reference group, but do not necessarily benchmark our annual bonus against a certain percentile of the reference group. We determine to set the threshold, target and maximum amounts so that, if earned, we pay sufficient total annual compensation to remain competitive. While our target bonus amounts were considerably larger than the adjusted median of the reference group, the Committee did this in order to place a larger percentage of total compensation “at risk” and conditioned on meeting Company and personal objectives. In addition, based on our previous financial performance and the projections for 2008 performance, the Committee set what it considered aggressive Company performance objectives for the Annual Incentive Plan in 2008.

In January 2009, the Committee made determinations as to the satisfaction of the individual performance factors for 2008 for each NEO and determined payouts under the Annual Incentive Plan for 2008. For 2008, the Company’s performance objectives for earnings per share and sales did not meet the threshold amounts considered by the Committee for awards. The Company’s performance objectives for cash from operations exceeded the threshold amounts considered by the Committee but did not reach target levels. These results particularly influenced the award decisions for Messrs. Hunter, Franklin, Stafford and Heinzmann, whose payouts were all below target payout levels. Mr. Ferbert, however, exceeded his net sales and operating income target for his business unit, and, therefore, his payout exceeded his target amount. In addition, the Compensation Committee positively reviewed each NEO’s performance against his respective individual performance objectives and, with the exception of Mr. Hunter, awarded the NEOs a corresponding increase in their total bonus based on such review. As previously discussed, in order to comply with Section 162(m) of the Internal Revenue Code, Mr. Hunter’s awards under the Annual Incentive Plan no longer contain a portion for which positive discretion by the Committee is allowed. Mr. Hunter did not receive the 20% portion of his award that would have been fully-earned at a maximum level based on meeting the minimum threshold amount of earnings per share of $1.50. The table below shows the amounts awarded under the awards granted under the Annual Incentive Plan in 2008 for each NEO and the amount as a percentage of base salary.

	Amounts Awarded Under	Awarded Amount as
Named Executive	the 2008 Annual	Percent of Base
Officer	Incentive Plan	Salary

Gordon Hunter	$39,039	6%
Philip .G. Franklin	$60,823	18%
Ryan K. Stafford	$45,527	15%
David W. Heinzmann	$43,655	16%
Dal Ferbert	$136,740	60%

In light of the worldwide economic slowdown and the difficulty in setting effective and meaningful financial objectives, the Committee has not yet established the Company financial objectives or individual performance objectives of our NEOs for the Annual Incentive Plan in 2009. The Committee is still considering a range of options for the Annual Incentive Plan in 2009, including a significant reduction in payouts or a one-year suspension of the Annual Incentive Plan for our executive officers.

C.	Equity Compensation

Purpose:  Beginning in 2008, the Committee began awarding a combination of three types of equity awards under the Littelfuse, Inc. Equity Incentive Compensation Plan (the “Equity Plan”) to our NEOs: stock option awards, performance share/unit awards and restricted stock. The restructuring of the equity compensation program to include awards of restricted stock in addition to stock option awards and performance share/unit awards was in response to the revised option expensing rules and to remain competitive with the programs of our competitors and members in our reference group. The Committee felt that each type of award emphasized a separate goal of equity compensation: (1) options help align each NEO’s financial interests with driving stockholder value, (2) the performance shares/units focus the NEOs efforts on long-term financial performance of the Company, and (3) restricted stock both aligns NEO interests with that of our stockholders and assists in the retention of executives. Since we believe that equity compensation appropriately aligns the interests of NEOs with those of the stockholders, we do not currently have a formal policy regarding equity or other security ownership requirements for our NEOs.

Administration:  The Committee approves the awards of stock options, performance shares/units and restricted stock based upon (1) the recommendations of our Chief Executive Officer and our General Counsel and Vice President, Human Resources with respect to the NEOs other than the Chief Executive Officer and on its own with respect to the Chief Executive Officer and (2) reviewing the reference group information and other information and advice of the compensation consultant, if any. The overall funding levels for our equity awards, however, are ultimately subject to the judgment and approval of the Committee to ensure appropriate alignment with the interest of our stockholders. Stock options are typically granted with a four-year vesting period and an exercise price equal to the fair market value of our common stock on the date of grant. The Equity Plan does not permit grants of stock options with exercise prices below the fair market value of the stock at the time of the grant. The Committee calculates the performance share/unit awards to be paid out based on the achievement of performance factors as described below, determined at the end of the three-year performance period. For the awards granted prior to 2008, the performance shares/units earned after the three-year performance period vested ratably over a subsequent three-year period, with half of the vested amount paid in shares and half in cash. Beginning with the 2008 awards, the performance share/unit awards will be paid out entirely in shares at the end of the three-year performance period. The Committee made these changes to the performance share/unit awards because it determined that the previous six-year payout structure was too long and did not have an adequate motivational value for the NEOs. Grants of restricted stock vest at the rate of 25% per year on each of the first four anniversaries of the grant date.

Determination of Amounts:  While the total equity compensation awards are targeted to the 50th percentile of our reference group, the Committee establishes the allocation of grant opportunity between the three types of equity compensation based primarily on a combination of market practice, internal equity considerations, individual performance and relative importance of the objectives behind each of the programs (i.e., provide value tied to stock price appreciation, long-term financial performance, and retention). In 2008, the Committee determined that approximately 40% of the value of the equity awards should be made in each of performance shares/units and stock options, with the remaining 20% of the value of the equity awards to be made in restricted stock. We believe that the value of our 2008 equity compensation was within ten percent of the adjusted median of our reference group.

In 2009, following a review of the performance share/unit award program, the Committee decided to suspend the grant of these awards in 2009 due to the relative ineffectiveness of the grants in achieving their designed objective (reflected in the fact that previous awards had paid out in only two of the last 12 years), the complexity of managing the program and the difficulty in setting three-year targets during the current economic downturn. Based on this decision, the Committee anticipates that the total value of the equity grants in 2009 will be less than the value of the equity grants in 2008; however, the actual number of stock options and restricted stock to be awarded in connection with the annual grants may actually increase from 2008.

(1)	Stock Options

Grants of stock options are intended to recognize different levels of contribution to the achievement of our performance goals as well as the different levels of responsibility and experience as indicated by each NEO’s position. When the Committee reviewed the structure of the long-term equity awards in October of 2007, it reduced the amount of stock options to reflect the addition of the awards of restricted stock. As a result, the Committee granted a reduced number of awards in 2008 as compared to 2007, as set forth on the Grants of Plan-Based Awards in 2008 Table below. In 2009, even with an overall reduction in the value of the equity grants, the number of stock options granted may increase from 2008 because of the relative decline in the price of our common stock.

(2)	Performance Shares/Units

Generally, the Committee annually grants performance share/unit awards based on our attaining certain financial performance goals established at the start of each three-year period based on our evolving business strategy and sets target award amounts for each NEO. The performance share/unit awards made prior to 2008 were earned based on our attaining financial performance goals relating to return on net tangible assets (“RONTA”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) over a three-year period, and any performance shares earned vested ratably over a subsequent three-year period. In conjunction with the addition of the restricted stock awards to the total equity compensation program, the design of the performance shares/units was changed for the performance period beginning in 2008. The annual performance share/unit awards continue to be based on our attaining financial performance goals relating to a three-year period. However, RONTA was replaced with return on net assets (“RONA”), while EBITDA remains unchanged. There is no longer a subsequent three-year vesting period after the performance shares/units have been earned, and the awards are paid at the end of the three-year period entirely in stock rather than half in stock and half in cash. The payment structure of the performance shares/units was updated to consist of a sliding scale from 50% to 200% of the target amount of performance shares/units awarded in order to encourage high levels of performance achievement, rather than the previous scale of 20% to 100%. The performance goals set for the 2008 awards under the EBITDA and RONA metrics were determined by the Committee with reference to the Company’s current long-term strategic plan, commencing with fiscal 2008 and extending through fiscal 2010. The target amounts of performance shares/units awarded in 2008 are set forth below:

Target Award
(# of Performance
Name	Shares/Units)

Gordon Hunter	14,350
Philip G. Franklin	5,200
Ryan K. Stafford	4,150
David W. Heinzmann	4,100
Dal Ferbert	3,500

For the three-year performance period ending in 2008, EBITDA growth of at least 11% was the threshold and over 15% was the maximum for that performance factor and RONTA of at least 13% was the threshold and over 17% was the maximum for that performance factor. The performance shares/units earned during the three-year period are awarded as restricted stock, the awarded restricted stock then vests ratably over a three-year period, with actual payouts upon vesting made half in restricted stock and half in cash. For the three-year period ending in 2008, the performance factors required to earn restricted stock for the performance shares/units were not met, so no restricted stock was earned by the NEOs. As noted above, the Committee does not intend to issue performance share/unit awards in 2009.

(3)	Restricted Stock

Grants of restricted stock are designed to align NEO interests with that of our stockholders and assist in the retention of executives. When the Committee reviewed the structure of the long-term equity awards in October of 2007, it decided to grant awards of restricted stock for the first time in 2008. In the first equity grant that included restricted stock, 20% of the value of the equity awards was made in restricted stock. The restricted stock awards granted in 2008 to the NEOs are set forth in the Grants of Plan-Based Awards in 2008 Table below. In 2009, even with an overall reduction in the value of the equity grants, the number of restricted stock grants may increase from 2008 because of the relative decline in the price of our common stock.

D.	Perquisites and Health and Welfare Programs

Perquisites

The Chief Executive Officer and other NEOs are provided with the opportunity to receive financial planning services and executive physicals on an annual basis. Each NEO is entitled to a maximum of $5,000 per year of financial planning services, except for Mr. Hunter, who, pursuant to his employment agreement, is entitled to $15,000 per year of financial planning, and up to $5,000 per year for an executive physical. We provide these benefits to help our NEOs efficiently manage their time and financial affairs and to allow them to stay focused on business issues and minimize distractions of this type. Additionally, Mr. Hunter is provided with a Company automobile as required by his employment agreement, the terms of which were established to remain competitive against our peers.

Health and Welfare Programs

We provide sponsored insurance and benefit plans to our executives. The NEOs participate in the same benefit plans designed for all of our full-time U.S. employees. We believe these insurance and benefit plans are expected attributes of a total compensation system, and we provide them to remain competitive. The core insurance package includes health, dental, disability and basic group life insurance coverage. The NEOs are also provided with a supplemental life insurance plan in order to provide a targeted level of coverage equal to three times salary plus $10,000. We provide this benefit to remain competitive with those companies with whom we compete for executive talent.

E.	Post-employment Compensation

Retirement Plans

We provide retirement benefits to executives through a combination of qualified and non-qualified plans:

Littelfuse, Inc. Retirement Plan (the “Pension Plan”)

The Pension Plan is a qualified defined benefit plan, under the applicable provisions of the Internal Revenue Code, intended to provide for an employee’s financial security in retirement. The Pension Plan is available to all eligible employees including the NEOs. Effective April 1, 2009, the Board intends to suspend the Pension Plan for the remainder of the 2009 calendar year, resulting in no additional accrued benefits for the NEOs or any other participants in the Pension Plan for the remainder of the 2009 calendar year.

Littelfuse, Inc. Supplemental Executive Retirement Plan (“SERP”)

The Supplemental Executive Retirement Plan is a defined contribution, non-qualified plan that is a legacy plan and is not being offered to employees who are not currently participants. The plan was intended to provide supplemental retirement benefits to enable us to attract and retain executives. Mr. Franklin is the only current NEO participating in the SERP.

Littelfuse, Inc. 401(k) Plan

The Littelfuse 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. Executives may elect to participate in the Littelfuse 401(k) Plan on the same basis as all our other employees.

Post-Employment Compensation

On January 22, 2009, we entered into new change of control agreements, effective as of January 1, 2009, with each of our NEOs. These new change of control agreements replaced the previous change of control agreements, which by their terms expired on January 1, 2009. The new change of control agreements contain substantially the same material terms and conditions as the prior agreements, but the minimum threshold to trigger a change of control was increased and certain changes were made to guarantee the agreements were consistent with the requirements of Section 162(m) and Internal Revenue Code Section 409A and the regulations adopted pursuant thereto. If, within the two-year period following a change of control, the NEO terminates his employment for good reason, is terminated other than for cause, or is terminated by reason of his death or disability, the NEO will be entitled to receive certain compensation and benefits. Provisions under these change of control employment agreements are based on competitive practice and are designed to ensure that the NEOs’ interests remain aligned with the interests of the stockholders should a potential change of control arise. A change of control situation often undermines our NEOs’ job security, and it is to our benefit to encourage the NEOs to seek out beneficial business transactions and to remain with us through the closing of the transaction, even though their futures may be uncertain as a result. As such, we structured the change of control provisions in the NEOs’ agreements with a “double trigger,” which requires termination of the executive without cause or by the executive for good reason in connection with a change of control. This structure essentially places the decision of whether to trigger change of control benefits largely in the hands of the acquiring company, since the consummation of the transaction alone would not trigger the benefit.

Pursuant to his employment agreement, in the event Mr. Hunter terminates his employment for good reason, is terminated other than for cause, or is terminated by reason of his death or disability, he will be entitled to receive certain compensation and benefits. These additional termination related payments are provided for under his employment agreement, the provisions of which are based on competitive practice.

Please see the section below entitled “Post-Employment Compensation” for further discussion of these agreements.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings.

Compensation Committee Report

To the Board of Directors of Littelfuse, Inc.:

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement.

Based on the review and discussion referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 27, 2008.

Compensation Committee:

John P. Driscoll (Chairman)
William P. Noglows

Compensation Tables and Narrative Disclosures

The following table sets forth compensation information for our Named Executive Officers for services rendered in all capacities to us and our subsidiaries in fiscal years 2008, 2007 and 2006.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other		Total
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Compensation
Name and Principal Position	Year	($)(1)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)		($)

Gordon Hunter	2008	636,500	—	(1,171)	975,453	39,039	33,991	37,369		1,721,181
Chairman of the	2007	611,000	—	51,778	851,282	358,809	19,895	58,067		1,950,831
Board, President and	2006	562,500	—	53,140	625,665	882,000	22,922	46,505		2,192,732
Chief Executive Officer
Philip G. Franklin	2008	344,800	—	(32,627)	352,127	60,823	79,055	171,707	(6)	975,885
Vice President,	2007	330,958	—	57,063	343,620	134,997	41,613	169,942		1,078,193
Operations Support,	2006	309,250	—	60,034	319,216	318,500	44,015	157,209		1,208,224
Chief Financial Officer and Treasurer
Dal Ferbert	2008	228,100	—	(37,096)	239,798	136,740	128,032	5,749		701,323
Vice President and	2007	218,942	—	60,034	234,287	148,531	49,523	10,378		721,695
General Manager,	2006	199,063	—	60,034	212,103	162,972	72,889	19,287		726,348
Electrical Business Unit
Ryan K. Stafford	2008	296,400	—	10,985	129,157	45,527	22,242	103,483	(7)	607,794
General Counsel and Vice President, Human Resources
David W. Heinzmann	2008	275,600	—	(35,606)	243,088	43,655	54,986	5,963		587,686
Vice President,	2007	238,000	—	60,034	227,159	172,822	16,332	9,760		724,107
Global Operations	2006	210,000	—	60,034	178,566	135,057	35,147	19,293		638,097

(1)	All cash compensation received by each Named Executive Officer for fiscal year 2008 is found in either the Salary or Non-Equity Incentive Plan Compensation columns of this Table. The amounts that would generally be considered annual “bonus” awards are found under the Non-Equity Incentive Plan Compensation column.

(2)	The amounts in these columns reflect the dollar amount recognized as expense for financial statement reporting purposes for the fiscal year ended December 27, 2008, in accordance with SFAS 123R, of performance share/unit awards, restricted stock awards and option awards under our Equity Plan and its predecessors and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are described in Note 13 to our audited financial statements for the fiscal year ended December 27, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2009. Negative values in the Stock Awards column reflect the decrease in expense in 2008 associated with our outstanding performance share/unit awards. The decrease in expense is related to a reduction in our stock price since the awards were granted and the reduction in the likelihood of the performance share/unit awards being earned in the current macroeconomic environment. Pursuant to SEC rules, the negative expense associated with Mr. Stafford’s performance share/unit awards in 2008 has not been included because the previously expensed portions of the performance share/unit awards were not previously included in the Summary Compensation Table.

(3)	Represents payouts for 2008 performance under the Annual Incentive Plan. See “— Compensation Discussion and Analysis” and “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2008 Table” for a discussion of how amounts were determined.

(4)	Amounts shown in this column for 2008 are the sum of (1) the increase in the actuarial present value of each Named Executive Officer’s accumulated benefit under the Littelfuse, Inc. Retirement Plan from

December 29, 2007 to December 27, 2008, and (2) the difference between the interest credited on account balances in the Littelfuse, Inc. Supplemental Executive Retirement Plan for fiscal year 2008 and the interest that would have been credited for the year had the interest crediting rate been equal to 120% of the long-term Applicable Federal Rate published by the Internal Revenue Service for December 2008.

Account balances in the Littelfuse, Inc. Supplemental Executive Retirement Plan earn interest at a rate of 8.00% per annum, with interest being credited on December 31 of each year. 120% of the long-term Applicable Federal Rate published by the Internal Revenue Service for December 2008 was 5.35%.

(5)	The amounts in this column for 2008 reflect matching contributions allocated by us to each NEO pursuant to our 401(k) Plan, which is available to all salaried employees, and the cost of insurance premiums paid by us with respect to term life insurance. Each NEO also receives tax and financial planning services provided by a third-party service provider and a physical examination. In addition, Mr. Hunter’s amount includes the value of the use of a Company automobile.

(6)	Includes the Littelfuse, Inc. Supplemental Executive Retirement Plan allocation of $156,586.

(7)	Includes $92,948 in relocation and temporary living expenses.

The following table provides additional information with respect to options and stock-based awards granted in 2008, the value of which was provided in the Stock Awards and Options Awards columns of the Summary Compensation Table, and the potential range of payouts associated with the Annual Incentive Plan.

Grants of Plan-Based Awards in 2008 Table

										All Other	Exercise or	Grant Date
			Estimated Possible Payouts			Estimated Future Payouts			All Other	Option	Base	Fair Value of
			Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Stock Awards:	Awards: # of	Price of	Stock and
			Awards			Awards			# of	Securities	Option	Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of	Underlying	Awards	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	Stock or Units	Options	($/Sh)	($)(1)

Gordon Hunter	4/25/2008	(2)				7,175	14,350	28,700				434,375
	N/A	(3)	—	636,500	1,273,000
	4/25/2008	(4)							6,090			221,250
	4/25/2008	(5)								36,100	36.33	463,524

Philip G. Franklin	4/25/2008	(2)				2,600	5,200	10,400				157,404
	N/A	(3)	—	241,360	482,720
	4/25/2008	(4)							2,210			80,289
	4/25/2008	(5)								13,100	36.33	168,204

Dal Ferbert	4/25/2008	(2)				1,750	3,500	7,000				105,945
	N/A	(3)	—	136,860	273,720
	4/25/2008	(4)							1,490			54,132
	4/25/2008	(5)								8,800	36.33	112,992

Ryan K. Stafford	4/25/2008	(2)				2,075	4,150	8,300				125,621
	N/A	(3)	—	177,840	355,680
	4/25/2008	(4)							1,770			64,304
	4/25/2008	(5)								10,500	36.33	134,820

David W. Heinzmann	4/25/2008	(2)				2,050	4,100	8,200				124,107
	N/A	(3)	—	165,360	330,720
	4/25/2008	(4)							1,730			62,851
	4/25/2008	(5)								10,300	36.33	132,252

(1)	Represents the full grant date fair value of (a) the performance share/unit awards at target, (b) restricted stock and (c) options reported in this table under the (i) Estimated Possible Payouts Under Equity Incentive Plan Awards, (ii) All Other Stock Awards: # of Shares of Stock or Units and (iii) All Other Options Awards: # of Securities Underlying Options columns, respectively, determined in accordance with SFAS 123R, based on the assumptions discussed under the Summary Compensation Table, without regard to when the award was recognized for financial reporting purposes. The options granted on April 25, 2008 had a grant date fair value of $12.84 per share, the restricted stock granted on April 25, 2008 is valued at $36.33 per share and the performance share/unit awards are valued at $30.27 per share/unit.

(2)	Represents the performance share/unit awards granted under the Equity Plan. Performance shares/units may be earned based on achievement of the established financial performance goals on a sliding scale from 0% to 200% of the target amount of awarded shares at the end of the three-year period. The amount shown in the Threshold column is 50% of the target amount shown in the Target column. The target is set at 100% of the possible award, and the amount shown in the Maximum column is 200% of the target amount. See “— Compensation Discussion and Analysis‘ and “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2008 Table” for information regarding the terms of the awards, the description of performance-based vesting conditions, and the criteria for determining the amounts payable.

(3)	Represents potential payouts for annual incentive awards made under the Annual Incentive Plan. See “— Compensation Discussion and Analysis‘ and “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2008 Table” for information regarding the description of performance-based conditions.

(4)	Represents grants of restricted stock awarded under the Equity Plan. See “— Compensation Discussion and Analysis‘ and “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2008 Table” for information regarding the vesting of restricted stock.

(5)	Represents stock options awarded under the Equity Plan. See “— Compensation Discussion and Analysis‘ and “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2008 Table” for information regarding the vesting of stock options.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2008 Table

Annual Incentive Plan

The amounts listed in the Threshold, Target and Maximum columns under the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards heading of the Grants of Plan-Based Awards in 2008 Table represent the potential range of cash awards for the Annual Incentive Plan for 2008. For 2008, a threshold, target and maximum award was established for each Named Executive Officer as a percent of base salary as shown below.

Annual Incentive Plan Minimum,
Target and Maximum as Percent of
Name	Base Salary

Gordon Hunter	0, 100 & 200%
Philip G. Franklin	0, 70 & 140%
Dal Ferbert	0, 60 & 120%
Ryan K. Stafford	0, 60 & 120%
David W. Heinzmann	0, 60 & 120%

Option Awards, Performance Share/Unit Awards and Restricted Stock Awards

The stock option awards granted in 2008 vest over four years in 25% increments and have a seven-year term. At the end of the three-year performance period relating to the performance shares/units granted in 2008, any earned performance share/unit awards are issued as shares of our common stock in the names of the officers. The restricted stock awards granted in 2008 are held by us until they vest, which occurs at a rate of 25% per year over each of the next four years. The unvested shares of restricted stock will continue to rise and fall in value with our common stock price during the restricted period.

See “— Compensation Discussion and Analysis” for a discussion of the proportion of salary and bonus in relation to total compensation, which is discussed under “Allocation Between Cash and Non-Cash Compensation and Current and Long-Term Compensation,” and other material terms of our NEOs’ compensation and the related amounts included in the foregoing tables.

The following table provides information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 27, 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End Table

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market
								Plan	or Payout
								Awards:	Value of
							Market	# of	Unearned
						# of	Value of	Unearned	Shares,
						Shares	Shares or	Shares,	Units or
	# of					or Units	Units of	Units or	Other
	Securities	# of Securities				of Stock	Stock	Other	Rights
	Underlying	Underlying				That	That	Rights	That
	Unexercised	Unexercised		Option	Option	Have	Have Not	That	Have Not
	Options -	Options -		Exercise	Expiration	Not	Vested	Have Not	Vested
	Exercisable	Unexercisable		Price ($)	Date	Vested(8)	($)(9)	Vested(10)	($)(11)

Gordon Hunter	1,000	—		23.48	06/14/2013	8,090	125,719	8,375	130,148
	1,000	—		23.48	06/14/2014
	1,000	—		23.48	06/14/2015
	1,000	—		23.48	06/14/2016
	1,000	—		23.48	06/14/2017
	5,000	—		20.24	05/02/2013
	12,000	—		26.51	11/07/2013
	30,000	—		28.08	11/07/2013
	24,000	6,000	(1)	38.11	04/30/2014
	16,000	4,000	(2)	31.80	01/18/2015
	36,000	24,000	(3)	27.21	05/06/2015
	30,000	30,000	(4)	34.33	05/05/2013
	15,000	45,000	(6)	41.22	04/27/2014
	—	36,100	(7)	36.33	04/25/2015
Philip G. Franklin	2,000	—		5.00	01/04/2010	3,877	60,243	3,600	55,944
	2,000	—		5.00	01/04/2011
	2,000	—		5.00	01/04/2012
	2,000	—		5.00	01/04/2013
	2,000	—		5.00	01/04/2014
	4,000	—		19.19	01/04/2010
	4,000	—		19.19	01/04/2011
	4,000	—		19.19	01/04/2012
	4,000	—		19.19	01/04/2013
	4,000	—		19.19	01/04/2014
	4,400	—		35.50	04/28/2011
	4,400	—		35.50	04/28/2012
	4,400	—		35.50	04/28/2013
	4,400	—		35.50	04/28/2014
	4,400	—		35.50	04/28/2015
	4,400	—		27.10	04/27/2012
	4,400	—		27.10	04/27/2013
	4,400	—		27.10	04/27/2014
	4,400	—		27.10	04/27/2015
	4,400	—		27.10	04/27/2016
	4,400	—		25.20	04/26/2013
	4,400	—		25.20	04/26/2014
	4,400	—		25.20	04/26/2015
	4,400	—		25.20	04/26/2016
	4,400	—		25.20	04/26/2017
	22,000	—		20.24	05/02/2013

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market
								Plan	or Payout
								Awards:	Value of
							Market	# of	Unearned
						# of	Value of	Unearned	Shares,
						Shares	Shares or	Shares,	Units or
	# of					or Units	Units of	Units or	Other
	Securities	# of Securities				of Stock	Stock	Other	Rights
	Underlying	Underlyi ng				That	That	Rights	That
	Unexercised	Unexercised		Option	Option	Have	Have Not	That	Have Not
	Options -	Options -		Exercise	Expiration	Not	Vested	Have Not	Vested
	Exercisable	Unexercisable		Price ($)	Date	Vested(8)	($)(9)	Vested(10)	($)(11)

	17,600	4,400	(1)	38.11	04/30/2014
	13,200	8,800	(3)	27.21	05/06/2015
	11,000	11,000	(4)	34.33	05/05/2013
	5,500	16,500	(6)	41.22	04/27/2014
	—	13,100	(7)	36.33	04/25/2015
Ryan K. Stafford	3,750	11,250	(5)	31.32	01/03/2014	1,770	27,506	3,075	47,786
	3,750	11,250	(6)	41.22	04/27/2014
	—	10,500	(7)	36.33	04/25/2015
David W. Heinzmann	600	—		11.63	07/21/2009	3,397	52,784	3,050	47,397
	400	—		16.13	07/21/2009
	400	—		16.13	07/21/2010
	400	—		17.81	07/17/2009
	400	—		17.81	07/17/2010
	400	—		17.81	07/17/2011
	500	—		28.88	07/25/2009
	500	—		28.88	07/25/2010
	500	—		28.88	07/25/2011
	500	—		28.88	07/25/2012
	500	—		23.25	07/31/2009
	500	—		23.25	07/31/2010
	500	—		23.25	07/31/2011
	500	—		23.25	07/31/2012
	500	—		23.25	07/31/2013
	500	—		19.75	07/30/2010
	500	—		19.75	07/30/2011
	500	—		19.75	07/30/2012
	500	—		19.75	07/30/2013
	500	—		19.75	07/30/2014
	500	—		34.62	07/28/2011
	500	—		34.62	07/28/2012
	500	—		34.62	07/28/2013
	500	—		34.62	07/28/2014
	500	—		34.62	07/28/2015
	600	—		27.50	07/27/2012
	600	—		27.50	07/27/2013
	600	—		27.50	07/27/2014
	600	—		27.50	07/27/2015
	600	—		27.50	07/27/2016
	4,000	—		20.34	07/26/2012
	15,000	—		20.24	05/02/2013
	12,000	3,000	(1)	38.11	04/30/2014
	9,000	6,000	(3)	27.21	05/06/2015

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market
								Plan	or Payout
								Awards:	Value of
							Market	# of	Unearned
						# of	Value of	Unearned	Shares,
						Shares	Shares or	Shares,	Units or
	# of					or Units	Units of	Units or	Other
	Securities	# of Securities				of Stock	Stock	Other	Rights
	Underlying	Underlyi ng				That	That	Rights	That
	Unexercised	Unexercised		Option	Option	Have	Have Not	That	Have Not
	Options -	Options -		Exercise	Expiration	Not	Vested	Have Not	Vested
	Exercisable	Unexercisable		Price ($)	Date	Vested(8)	($)(9)	Vested(10)	($)(11)

	7,500	7,500	(4)	34.33	05/05/2013
	3,750	11,250	(6)	41.22	04/27/2014
	—	10,300	(7)	36.33	04/25/2015
Dal Ferbert	800	—		11.16	05/06/2009	3,157	49,055	2,750	42,735
	800	—		16.50	05/05/2009
	800	—		16.50	05/05/2010
	800	—		19.00	04/26/2009
	800	—		19.00	04/26/2010
	800	—		19.00	04/26/2011
	800	—		23.00	04/25/2009
	800	—		23.00	04/25/2010
	800	—		23.00	04/25/2011
	800	—		23.00	04/25/2012
	800	—		25.25	05/01/2009
	800	—		25.25	05/01/2010
	800	—		25.25	05/01/2011
	800	—		25.25	05/01/2012
	800	—		25.25	05/01/2013
	800	—		20.13	04/30/2010
	800	—		20.13	04/30/2011
	800	—		20.13	04/30/2012
	800	—		20.13	04/30/2013
	800	—		20.13	04/30/2014
	1,600	—		35.50	04/28/2011
	1,600	—		35.50	04/28/2012
	1,600	—		35.50	04/28/2013
	1,600	—		35.50	04/28/2014
	1,600	—		35.50	04/28/2015
	2,000	—		27.10	04/27/2012
	2,000	—		27.10	04/27/2013
	2,000	—		27.10	04/27/2014
	2,000	—		27.10	04/27/2015
	2,000	—		27.10	04/27/2016
	3,000	—		25.20	04/26/2013
	3,000	—		25.20	04/26/2014
	3,000	—		25.20	04/26/2015
	3,000	—		25.20	04/26/2016
	3,000	—		25.20	04/26/2017
	15,000	—		20.24	05/02/2013
	12,000	3,000	(1)	38.11	04/30/2014
	9,000	6,000	(3)	27.21	05/06/2015
	7,500	7,500	(4)	34.33	05/05/2013
	3,750	11,250	(6)	41.22	04/27/2014
	—	8,800	(7)	36.33	04/25/2015

(1)	Option awards expire ten years from the date of grant and vest 20% on the first five anniversaries of 4/30/2004.

(2)	Option awards expire ten years from the date of grant and vest 20% on the first five anniversaries of 1/18/2005.

(3)	Option awards expire ten years from the date of grant and vest 20% on the first five anniversaries of 5/6/2005.

(4)	Option awards expire seven years from the date of grant and vest 25% on the first four anniversaries of 5/5/2006.

(5)	Option awards expire seven years from the date of grant and vest 25% on the first four anniversaries of 4/3/2007.

(6)	Option awards expire seven years from the date of grant and vest 25% on the first four anniversaries of 4/27/2007.

(7)	Option awards expire seven years from the date of grant and vest 25% on the first four anniversaries of 4/25/2008.

(8)	Represents outstanding grants of (a) restricted stock and (b) performance shares/units granted at 100%, 0% and 0% of target based upon achieving certain financial performance goals for the three-year periods beginning in 2004, 2005 and 2006, respectively. Shares of restricted stock are issued in the name of the executive but held by us subject to restrictions relating to continued employment with us that lapse by 25% over the next four-year period. Under the performance share/unit component of the Equity Plan and its predecessors, from 2003 to 2007, the Compensation Committee granted financial performance goals relating to RONTA and EBITDA during the following three-year period. The performance shares/units may be earned based on achievement of the financial performance goals on a sliding scale from 20% to 100% of the target amount of awarded shares at the end of the three-year period. If any performance shares/units are earned, they may be issued as shares or paid in the cash equivalent or a combination thereof. Earned restricted shares are issued in the name of the executive but held by us subject to restrictions relating to continued employment with us that lapse in thirds over the next three-year period. No dividends have been paid on our common stock, but in the event that we paid a dividend on our common stock, dividends also would be paid on restricted stock and performance shares/units that have been earned and issued prior to the lapse of restrictions.

(9)	The dollar value of the payout of restricted stock and performance share/unit awards is based on the number of shares of restricted stock and performance shares/units that have been earned but not vested. Valuations are based on the closing price of $15.54 per share of our common stock on the NASDAQ on December 26, 2008, the last business day of fiscal 2008. There is no guarantee that, if or when the restricted stock and the performance share/unit awards vest, they will have this value.

(10)	Represents outstanding grants of performance shares/units granted at 20% of target based upon achieving the threshold financial performance goals for the three-year periods beginning in 2007. Under the performance share/unit component of the Equity Plan and its predecessors, from 2003 through 2007, the Compensation Committee granted financial performance goals relating to RONTA and EBITDA during the following three-year period. The shares may be earned based on achievement of the foregoing financial performance goals on a sliding scale from 20% to 100% of the target amount of awarded shares at the end of the three-year period. If any shares are earned, they may be issued as shares or paid in the cash equivalent or a combination thereof. Earned restricted shares are issued in the name of the executive but held by us subject to restrictions relating to continued employment with us that lapse in thirds over the next three-year period. No dividends have been paid on our common stock, but in the event that we pay a dividend on our common stock, dividends also would be paid on performance shares/units that have been earned and issued prior to the lapse of restrictions. This amount also represents outstanding grants of performance shares/units granted at 50% of target based upon achieving the threshold financial performance goals for the three-year period beginning in 2008. Under the performance share/unit component of the Equity Plan, the Compensation Committee granted performance shares/units in 2008 based on financial performance goals relating to RONA and EBITDA during the following three-year period. The shares may be earned based on achievement of the foregoing financial performance goals on a sliding scale from 50% to 200% of the target amount of awarded shares at the end of the three-year period. Any earned shares will be issued as shares of our common stock in the name of the executive at the end of the three-year period. No dividends have been paid on our common stock, but in the event that we paid a dividend on our common stock, dividends would not be paid on performance shares/units that have not been earned.

(11)	The dollar value of the payout of performance share/unit awards is based on the number of performance shares/units to be earned upon meeting the threshold financial performance goals for the three-year periods beginning in 2007 and 2008 multiplied by the closing price of $15.54 per share of our common stock on NASDAQ on December 26, 2008, the last business day of fiscal 2008. There is no guarantee that, if and when the performance share/unit awards vest, they will have this value.

The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

Options Exercises and Stock Vested in 2008 Table

	Option Awards		Stock Awards
	# of Shares		# of Shares
	Acquired on	Value Realized	Acquired on	Value Realized on
Name	Exercise	Upon Exercise ($)	Vesting (1)	Vesting ($)(2)

Gordon Hunter	—	—	2,000	31,080
Philip G. Franklin	—	—	2,667	41,445
Dal Ferbert	—	—	2,667	41,445
Ryan K. Stafford	—	—	—	—
David W. Heinzmann	900	11,287	2,667	41,445

(1)	These shares were earned and vested under the performance share/unit awards under the predecessor to the Equity Plan due to achievement of specified financial goals for performance shares/units awarded during 2003-2007. Pursuant to Performance Shares Agreements awarded in 2003 and earned at the end of fiscal 2005, the restrictions lapsed for each of Messrs. Franklin, Ferbert and Heinzmann on the equivalent of 1,000 shares of our common stock at the end of 2008, half of which were issued in stock and the other half paid in cash. Pursuant to Performance Shares Agreements awarded in 2004 and earned at the end of fiscal 2006, the restrictions lapsed at the end of 2008 on the equivalent of 2,000 shares for Mr. Hunter and 1,667 shares for each of Messrs. Franklin, Ferbert and Heinzmann, half of which were issued in stock and the other half paid in cash.

Of the share units awarded during 2004, one-half of the remaining 8,666 units earned, or 4,333 units, are restricted shares that were issued in the names of the officers in 2007, but are held by us subject to the lapse of the restrictions related to continued employment over the next two years. The cash equivalent of the other 4,333 shares will be paid as the restrictions lapse.

(2)	The value of the vested restricted shares is based on the closing price of our common stock on December 26, 2008 of $15.54 per share.

Pension Benefits

The table below provides the actuarial present value of the Named Executive Officers’ accumulated benefits under the Littelfuse, Inc. Retirement Plan and the number of years of service credited to each Named Executive Officer under the Plan.

2008 Pension Benefits Table

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Gordon Hunter	Littelfuse, Inc. Retirement Plan	5	$125,418	—
Philip G. Franklin	Littelfuse, Inc. Retirement Plan	10	$241,487	—
Dal Ferbert	Littelfuse, Inc. Retirement Plan	32	$586,612	—
Ryan K. Stafford	Littelfuse, Inc. Retirement Plan	2	$22,242	—
David W. Heinzmann	Littelfuse, Inc. Retirement Plan	24	$241,226	—

(1)	The figures shown in the Pension Benefits Table represent the present value, as of December 27, 2008, of the benefits earned under the Pension Plan as of that date. Present values were determined based on the following assumptions:

(a)	Although future compensation and service are not factored into the calculation of the accrued benefit, each Named Executive Officer is assumed to continue in active service until the earliest date at which he is entitled to retire and commence to receive unreduced benefit payments;

(b)	The benefit for each Named Executive Officer is assumed to be paid as an annuity for the life of the Named Executive Officer;

(c)	The Temporary Supplemental Monthly Retirement Income is assumed to increase 5% per annum until the amount of benefit reaches the $600 cap described below; and

(d)	The discount rate and mortality assumptions used to value the plan for the purposes of disclosure pursuant to SFAS Nos. 87, 132 and 158 as of December 27, 2008. Specifically, a discount rate of 6.40% per annum and the PPA 2009 Annuitant and Non-Annuitant Mortality Table (post-retirement only) were used.

All U.S. employees, including the NEOs, are eligible to participate in our non-contributory, defined benefit retirement plan, qualified under the applicable provisions of the Internal Revenue Code, upon completion of one year of service. The plan provides a benefit equal to 1% of final average monthly compensation plus 1/2% of final average monthly compensation in excess of covered compensation, for each year of service over one. “Final average monthly compensation” is the monthly average of the five consecutive calendar years’ compensation out of the last ten completed calendar years that give the highest average. Compensation considered is base pay or wages actually paid, excluding overtime and bonuses, and is further subject to the IRS qualified plan pay limit ($230,000 for 2008). Participants become 100% vested after completion of five years of service.

The benefit is payable as a life annuity commencing at the plan’s normal retirement date, which is the first of the month coincident with or next following the attainment of age 65 and completion of five years of service. Participants are eligible for early retirement upon attaining age 55 and completing ten years of service. Participants opting for early retirement are eligible for immediate commencement of their benefit, with that benefit unreduced if payments commence at or after age 62, and reduced by formula for commencements prior to age 62. Participants separating from service after becoming 100% vested in their benefit but prior to becoming eligible for early retirement are not eligible to have their benefit payments commence prior to their normal retirement date.

In addition to the formula benefit described above, participants who retire after becoming eligible for early retirement but prior to their normal retirement date are entitled to receive a temporary supplemental monthly retirement income beginning at age 62, with such monthly payment continuing until their attainment of age 65. This supplement, $475.35 per month in fiscal year 2008, is adjusted annually to reflect inflation, but is ultimately capped at $600 per month.

Effective April 1, 2009, the Board intends to suspend the Pension Plan for the remainder of the 2009 calendar year, resulting in no additional accrued benefits for the NEOs or any other participants in the Pension Plan for the remainder of the 2009 calendar year.

Nonqualified Deferred Compensation

The following table discloses contributions, earnings and balances under the Littelfuse, Inc. Supplemental Executive Retirement Plan (“SERP”) for each Named Executive Officer.

Nonqualified Deferred Compensation in 2008 Table

	Executive	Company		Aggregate		Aggregate	Aggregate
	Contributions	Contributions		Earnings		Withdrawals/	Balance
	in 2008	in 2008		in 2008		Distributions	at 12/27/08
Name	($)	($)		($)		($)	($)

Gordon Hunter	N/A	N/A		N/A		N/A	N/A
Philip G. Franklin	N/A	156,586	(1)	84,426	(2)	—	1,296,342	(3)
Dal Ferbert	N/A	N/A		N/A		N/A	N/A
Ryan K. Stafford	N/A	N/A		N/A		N/A	N/A
David W. Heinzmann	N/A	N/A		N/A		N/A	N/A

(1)	This amount is included in amounts reported for 2008 in the All Other Compensation column of the Summary Compensation Table.

(2)	This amount includes $27,966 that is included in amounts reported for 2008 in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table because it exceeds the interest that would have been credited in 2008 had the interest crediting rate been equal to 120% of the long-term Applicable Federal Rate published by the Internal Revenue Service for December 2008.

(3)	This amount includes no contribution by Mr. Franklin, $959,233 of Company contributions and $337,109 of interest earnings. Includes amounts reported as compensation for Mr. Franklin in the Summary Compensation Table for 2008, 2007 and 2006, as follows: $156,586, $155,828 and $137,757, respectively, in the “All Other Compensation” column and $27,966, $19,323 and $13,580, respectively, in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column. As of December 27, 2008, Mr. Franklin is 100% vested in his SERP account balance.

We maintain the Littelfuse, Inc. Supplemental Executive Retirement Plan, a non-qualified defined contribution plan that is a legacy plan that was closed to new participants several years ago. The plan was intended to provide supplemental retirement benefits to enable us to attract and retain executives. Mr. Franklin is the only NEO who is a participant in the SERP.

The SERP is an unfunded plan with a notional account maintained for each participant. An allocation is made on December 31 of each year to each active participant’s notional account. The amount of the allocation is the amount necessary to fully fund the participant’s target benefit (described below) by December 31 of the year ending coincident with or immediately preceding his attainment of age 62, which is defined as the normal retirement date under the SERP. In addition to this annual allocation, on December 31 of each year, each active participant’s notional account is credited with interest of 8.00% of the account balance as of the previous December 31.

The target benefit under the SERP is 65% of the participant’s final average compensation, prorated for years of service projected to the participant’s normal retirement date less than 12 years, and offset by (a) the benefits attributable to employer contributions under any qualified retirement plans maintained by us and (b) 50% of the participant’s estimated Social Security benefit. With regard to offset (a), the benefit is projected to the participant’s normal retirement date and converted to a joint and 50% survivor annuity. “Final average compensation” is the average annual compensation paid to the participant by us during the five consecutive calendar year period preceding his termination of employment. Compensation includes the participant’s base salary and any other cash compensation payments to the participant, including amounts deferred under the 401(k) plan or any Internal Revenue Code Section 125 (cafeteria) plans, and further includes any bonuses attributable to a calendar year regardless of whether the bonuses are paid during such calendar year.

Participants become 30% vested in their notional account balance after completing three years of service, and earn an additional 10% vesting for each subsequent year of service until becoming 100% vested after ten years of service. Participants also become 100% vested upon death, total and permanent disability or attainment of age 62, regardless of their length of service. Participants who are terminated for cause, or who are employed by a competitor within two years of their termination of employment (except following a change of control), forfeit their entire account balance. Upon termination or retirement, benefits are paid as a lump sum as soon as administratively feasible following a six month deferral period as required by Internal Revenue Code Section 409A.

Post-Employment Compensation

Upon the termination of a NEO, that officer may be entitled to additional benefits or payments beyond those provided under our benefit plans, depending on the event triggering the termination. The events that would trigger a NEO’s entitlement to additional benefits or payments, and the estimated value of these additional benefits or payments, are described in the following table. The table has been prepared assuming a termination date and, where applicable, a change of control date of December 27, 2008, the last day of our 2008 fiscal year, and a stock price of $15.54 per share, which was the closing price of our common stock on December 26, 2008 (the last trading day of fiscal year 2008):

					Voluntary
	Voluntary		Voluntary		Resignation for
	Resignation for		Resignation		Good Reason or
	Good Reason or		other than for		Involuntary
	Involuntary		Good Reason		Termination other
	Termination		or Involuntary		than for Cause
	other than for		Termination		within 2 years of a
	Cause		for Cause		Change of Control		Death		Disability		Retirement

Gordon Hunter	$1,346,878	(1)	—		$6,096,274	(2)	$2,054,948	(3)	$135,448	(4)	$46,853	(5)
Philip G. Franklin	$1,296,342	(6)	$1,296,342	(6)	$4,324,840	(2)	$2,390,323	(3)	$1,345,923	(4)	$1,327,966	(5)
Dal Ferbert	—		—		$1,479,341	(2)	$736,146	(3)	$41,846	(4)	$29,759	(5)
Ryan K. Stafford	—		—		$1,395,638	(2)	$918,116	(3)	$18,916	(4)	$4,584	(5)
David W. Heinzmann	—		—		$1,718,164	(2)	$881,219	(3)	$44,419	(4)	$30,381	(5)

(1)	The figure shown represents one year of annual base salary plus one year Annual Incentive Plan target bonus plus the cost of one year of continued coverage under our group health, dental and life insurance plans plus the cost of outplacement services (at the maximum of $25,000). In addition, Mr. Hunter is entitled to a pro-rata portion of his Annual Incentive Plan bonus for the year of his termination, which in this case is his full 2008 Annual Incentive Plan bonus. The full 2008 Annual Incentive Plan bonus is included in the figure shown. These additional benefits and payments are conditioned upon Mr. Hunter signing a waiver and release of claims agreement.

(2)	The figure shown represents two years of annual base salary plus two times the highest recent Annual Incentive Plan bonus plus the value of all unvested options, all unvested restricted stock, all earned but unvested performance shares for awards made prior to 2008, and the target number of performance shares for awards made in 2008 (assuming full vesting and exercise on December 27, 2008) plus the cost of two years of continued coverage under our group health plan with a tax gross-up plus the cost of outplacement services for up to two years (at the maximum of 15% of annual base salary) plus an excise tax gross-up on the entire amount. The NEO is also entitled to a pro-rata portion of his Annual Incentive Plan bonus for the year of his termination, with that bonus assumed to be no less than the highest recent annual bonus paid to him. The full 2006 Annual Incentive Plan bonus is included in the figure shown except for Mr Heinzmann, which includes the 2007 Annual Incentive Plan bonus. In addition, Mr. Franklin is entitled to two additional years’ allocation to the SERP. The full SERP account balance as of December 27, 2008 plus the two additional years’ allocations are included in the figure shown. In addition to the above additional benefits and payments, the NEO is no longer bound by any non-compete agreements.

(3)	The figure shown represents life insurance coverage equal to three times annual base salary plus $10,000, plus the value of all unvested options, a pro rata portion of restricted stock, all earned but unvested performance shares for awards made prior to 2008, and a pro rata portion of the target number of performance shares for awards made in 2008 (assuming full vesting and exercise on December 27, 2008). In addition, Mr. Hunter is entitled to a pro-rata portion of his Annual Incentive Plan bonus for the year of his death, which in this case is his full 2008 Annual Incentive Plan bonus. The full 2008 Annual Incentive Plan bonus is included in the figure shown. For Mr. Franklin, the figure shown also includes the full value as of December 27, 2008 of his SERP account.

(4)	The figure shown represents the value of all unvested options, a pro rata portion of restricted stock, all earned but unvested performance shares for awards made prior to 2008, and a pro rata portion of the target number of performance shares for awards made in 2008 (assuming full vesting and exercise on December 27, 2008). In addition, Mr. Hunter is entitled to a pro-rata portion of his Annual Incentive Plan bonus for the year in which he became disabled, which in this case is his full 2008 Annual Incentive Plan bonus. The full 2008 Annual Incentive Plan bonus is included in the figure shown. For Mr. Franklin, the figure shown also includes the full value as of December 27, 2008 of his SERP account.

(5)	The figure shown represents the value of all unvested options, a pro rata portion of restricted stock, all earned but unvested performance shares for awards made prior to 2008, and a pro rata portion of the number of performance shares actually earned after the three-year performance period for awards made in 2008 (assuming full vesting and exercise on December 27, 2008). This calculation assumes that no performance shares will be earned on the award granted in 2008. For Mr. Franklin, the figure shown also includes the full value as of December 27, 2008 of his SERP account.

(6)	As of December 27, 2008, Mr. Franklin is 100% vested in his SERP account balance. The figure shown represents 100% of the value of Mr. Franklin’s SERP account as of December 27, 2008. Mr. Franklin is entitled to this amount at retirement, upon any resignation from the Company, or if his employment was involuntarily terminated by the Company without cause. If Mr. Franklin was terminated by the Company for cause, he would forfeit the amount of the SERP account.

Voluntary Resignation for Good Reason or Involuntary Termination other than for Cause

Other than as provided for in Mr. Hunter’s employment agreement (as described in “— Gordon Hunter’s Employment Agreement Post-Employment Provisions” below), the NEOs are not entitled to any benefits or payments (beyond those provided under our benefit plans) in the event of their voluntary resignation for good reason or their involuntary termination other than for cause.

Voluntary Resignation other than for Good Reason or Involuntary Termination for Cause

Other than Mr. Franklin, as discussed below, none of the NEOs are entitled to any benefits or payments (beyond those provided under our benefit plans) in the event of their voluntary resignation other than for good reason or their involuntary termination for cause. As of December 27, 2008, Mr. Franklin is 100% vested in his SERP account balance. Mr. Franklin is entitled to the vested portion of his SERP account at retirement upon any resignation from the Company, including a resignation for other than good reason, or if his employment was involuntarily terminated by us without cause. Benefits are paid as a lump sum as soon as administratively feasible following a six month deferral period as required by Internal Revenue Code Section 409A. If Mr. Franklin was terminated by us for cause or competed with us within two years after termination (other than following a change of control), he would forfeit the amount of the SERP account.

Voluntary Resignation for Good Reason or Involuntary Termination other than for Cause within two years following a Change of Control

The NEOs are entitled to additional benefits and payments (beyond those provided under the benefit plans covering all of our salaried employees) in the event of their voluntary termination for good reason or their involuntary termination other than for cause within two years following a change of control. The additional benefits and payments they are entitled to are described in “— Change of Control Agreements Post-Employment Provisions” below.

Death

In the event of the death of a NEO, he is entitled to a payout under our life insurance plan equal to three times annual base salary plus $10,000 and, as described in “— Equity-based Compensation Plans Post-Employment Provisions” below, any unvested stock options will fully vest, any restrictions on restricted stock will lapse on a pro rata basis and a pro rata payment of performance shares will be made. As described in “— Gordon Hunter’s Employment Agreement Post-Employment Provisions” below, Mr. Hunter is also entitled to a pro-rata portion of his bonus for the year of his death. In addition, Mr. Franklin’s SERP benefit would commence immediately.

Disability

In the event a NEO becomes disabled, his unvested stock options will fully vest, any restrictions on restricted stock will lapse on a pro rata basis and a pro rata payment of performance shares will be made, as described in “— Equity-Based Compensation Plans Post-Employment Provisions” below. As described in “Gordon Hunter’s Employment Agreement Post-Employment Provisions” below, Mr. Hunter is also entitled to a pro-rata portion of his bonus for the year in which he became disabled. In addition, Mr. Franklin’s SERP benefit would commence immediately.

Retirement

As of December 27, 2008, none of the NEOs had satisfied both the age and service requirements to be eligible for retirement under the Pension Plan or equity-based compensation plans. As such, if any of the NEOs were to separate from service, he would not be eligible for immediate commencement of benefits under the Pension Plan nor would he be eligible for any accelerated vesting under the equity-based compensation plans. With regard to the SERP, Mr. Franklin is the only NEO eligible to participate in the plan. Mr. Franklin is 100% vested. If he were to terminate service and retain his right to a benefit, the benefit would be paid as a lump sum as soon as administratively feasible following a six month deferral period as required by Internal Revenue Code Section 409A.

Equity-Based Compensation Plans Post-Employment Provisions

Under the provisions of the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the “1993 Equity Plan”) and the Stock Plan for Employees and Directors of Littelfuse, Inc. (the “Original Equity Plan”), all participants, including Messrs. Hunter, Franklin, Heinzmann and Ferbert, will have all of their unvested stock options fully vest upon their death, “total disability” or “eligible retirement” and upon a “change in control.” Upon any such termination of employment or change in control, the stock option holder may exercise his or her vested stock options (including those which become vested as described above) until the earlier of (1) the date on which the stock options would otherwise terminate in accordance with the terms of their grants or (2) the expiration of three months after the change in control or date of termination (12 months in the case of death or termination following a change in control). Under all other termination of employment events, all unvested stock options are forfeited upon termination and the holder has three months after termination to exercise his or her stock options which were vested immediately prior to termination. For the purposes of these plans, “disability” is defined as the permanent inability, as a result of accident or sickness, to perform any and every duty pertaining to a participant’s occupation or employment for which the participant is suited by reason of previous training, education, and experience. For the purposes of these plans, “eligible retirement” means the date upon which an employee, having attained an age of not less than 62, terminates employment with us and our subsidiaries, provided that such employee has been employed by us or any of our subsidiaries for at least five years prior to termination. As defined under these plans, a “change in control” occurs upon (1) a business combination in which our shareholders prior to the combination do not continue to own, directly or indirectly, more than 51% of the equity of the combined entity; (2) a change in the ownership of 45% or more of our assets; (3) our liquidation; (4) certain acquisitions by any person becoming the beneficial owner of 40% or more of our outstanding stock or of the total voting power of our outstanding securities; and (5) the election or appointment during a 12-month period of new members to the Board of Directors, such that the new members of the Board constitute a majority of the Board and whose appointment or election was not previously endorsed by a majority of the Board.

Under the provisions of the Equity Plan, all participants, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, will have all of their unvested stock options fully vest upon their death or “disability” and upon any termination of employment following a “change in control.” Upon any such termination of employment, the stock option holder may exercise his or her vested stock options (including those which become vested as described above) until the earlier of (1) the date on which the stock options would otherwise terminate in accordance with the terms of their grants or (2) the expiration of three months after the date of termination (12 months in the case of death or termination following a change in control). If the employment of any participant, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, terminates by reason of “eligible retirement,” all restrictions will continue to vest and remain exercisable for the same periods, as if the participant were still employed. Under all other termination of employment events, all unvested stock options are forfeited upon termination and the holder has three months after termination to exercise his or her stock options which were vested immediately prior to termination. For the purposes of the Equity Plan, “disability” means the qualification for long-term disability benefits under any long-term disability program sponsored by us or, in the case of a participant who is not part of our long-term disability plan, the inability of the participant to engage in any substantial gainful activity by reason of physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The definitions of “change in control” and “eligible retirement” under the Equity Plan are substantially similar to the definitions from the 1993 Equity Plan set forth above.

Performance shares/units granted before 2008 under the 1993 Plan and the Equity Plan have an initial three-year performance period during which we must attain certain specified Company financial targets and a subsequent three-year vesting period. Performance shares earned after the three-year performance period vest at the rate of 33% per year on each of the fourth, fifth and sixth anniversaries of the grant date. Any participant, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, whose employment terminates for any reason prior to the expiration of the three-year performance period of the performance shares/units will be deemed to forfeit the performance shares/units. If termination occurs after the three-year performance period but prior to the expiration of the subsequent three-year vesting period, all of the remaining restrictions on any restricted shares of our common stock issued with respect to a performance share/unit will lapse upon the death, total disability or eligible retirement of the participant or upon a change in control. Any other termination of employment prior to the expiration of the three-year vesting period will cause all restricted shares of our common stock issued pursuant to the performance share/units and which are still unvested to be forfeited and cancelled.

Performance shares/units granted in 2008 under the Equity Plan have an initial three-year performance period during which we must attain certain specified Company financial targets but do not have a subsequent three-year vesting period. Any participant, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, whose employment terminates for any reason prior to the expiration of the three-year performance period of the performance shares/units other than death, disability, eligible retirement or after a change in control will be deemed to forfeit the performance shares/units. Upon a termination of employment during the three-year performance period due to death or disability, unearned performance shares/units granted in 2008 will be deemed earned and become issuable in an amount equal to the number of granted performance shares/units multiplied by a fraction, (1) the numerator of which is the number of whole months in the performance period that elapsed prior to the termination of service due to death or disability, divided by (2) 36, the total number of months in the performance period. Upon a termination of employment during the three-year performance period pursuant to an eligible retirement, a participant, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, will be entitled to receive at the end of the three-year performance period the number of performance shares/units actually earned multiplied by a fraction, (1) the numerator of which is the number of whole months in the performance period that elapsed prior to the eligible retirement divided by (2) 36, the total number of months in the performance period. In the event of a change in control during the three-year performance period, all unearned performance shares/units granted in 2008 will be deemed earned and become issuable.

Grants of restricted stock made under the Equity Plan vest at the rate of 25% per year on each of the first four anniversaries of the grant date. Any recipient of a restricted stock award, including Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, whose employment terminates for any reason other than death, disability or eligible retirement will forfeit the unvested shares of restricted stock. If employment terminates for a recipient of a restricted stock award by reason of death, disability, eligible retirement or after a change in control, a number of unvested shares will automatically vest based on the following calculation: (1) the total number of shares of restricted stock originally awarded multiplied by the number of full months of service completed from the date of award to the date of termination; divided by (2) 48, the total months in the restricted period for all shares of restricted stock; less (3) the number of shares already vested. Any remaining unvested shares of restricted stock are forfeited. In addition, all unvested shares of restricted stock automatically vest on a change in control.

Gordon Hunter’s Employment Agreement Post-Employment Provisions

If the employment of Mr. Hunter is terminated for cause or if Mr. Hunter terminates his employment other than for good reason, his employment agreement provides that he is entitled to receive his compensation and benefits accrued up to the date of termination. For purposes of the agreement, “cause” means (1) a willful failure to perform in accordance with the direction of the Board, or gross negligence in the performance of, his material duties and responsibilities to the Company or any of its affiliates; (2) certain breaches under the employment agreement; (3) a conviction of, or the plea of guilty or no contest to, a felony; (4) conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to the Company; or (5) other conduct that is, or could reasonably be expected to be, materially harmful to the Company or any of its affiliates. For purposes of the agreement, “good reason” means (1) a material breach of the agreement by us not cured within 30 days after written notice by Mr. Hunter to us; (2) any change in title or any material diminution of duties or authority; (3) assignment of duties materially inconsistent with duties in effect on the date of the agreement; (4) any change in the reporting structure of the Company; or (5) any requirement that Mr. Hunter relocate his principal residence or office other than at our headquarters offices.

If Mr. Hunter’s employment terminates due to death or disability, his employment agreement provides that he is entitled to receive his compensation and benefits accrued up to the date of termination plus his annual incentive bonus for the performance period in which the date of termination occurs based on actual performance for the entire period but subject to a pro rata reduction to reflect the portion of the performance period following the date of termination.

If Mr. Hunter’s employment is terminated by us other than for cause, or he terminates his employment for good reason, his employment agreement provides that Mr. Hunter is entitled to receive his compensation and benefits accrued up to the date of termination. In addition, we will: (1) continue to pay him his base salary during the 12 months following the date of termination at the rate in effect on the date of termination; (2) pay him a severance payment in 12 equal monthly installments equal to his annual incentive bonus at target; (3) if Mr. Hunter elects to exercise his COBRA rights to continue his Company sponsored group health and dental plan benefits, continue to contribute to the premium cost for Mr. Hunter and his eligible dependents for up to 12 months; (4) pay him an incentive bonus for the performance period in which the date of termination occurs subject to a pro-rata reduction to reflect the portion of the performance period following the date of termination; (5) continue to contribute to the premium cost of Mr. Hunter’s participation in our group life insurance plan for up to 12 months; and (6) pay up to $25,000 for costs and expenses of outplacement services. The above payments may be delayed for up to six months to the extent required by Section 409A.

Change of Control Agreements Post-Employment Provisions

Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann each have a change of control employment agreement with us. Because the prior change of control agreements for each of these NEOs did not contemplate a change of control (as such term is defined in the change of control agreements and described below) after January 1, 2009, we entered into new change of control agreements as of January 1, 2009. These change of control agreements contain substantially the same material terms and conditions as the prior change of control agreements, but certain modifications were made to make the agreements consistent with the requirements of

Internal Revenue Code Section 162(m) and Section 409A and the regulations adopted pursuant thereto. In addition to changes made to comply with Section 409A, certain clarifying and simplifying changes were made.

The definition of a “change of control” has been revised to generally provide that a “change of control” is triggered upon (1) certain acquisitions by any person becoming the beneficial owner of 40% or more of our outstanding stock or of the total voting power of our outstanding securities, (2) any person acquiring ownership of 30% or more of the total voting power of our outstanding securities during a 12-month period, (3) the replacement of a majority of the members of the Board of Directors during a 12-month period by directors whose appointment or election was not previously endorsed by a majority of the Board or (4) a change in the ownership of at least 40% of our assets. The previous thresholds for a “change of control” were acquisition of 20% or more of our outstanding stock or sale of substantially all of our assets. In addition to the revised definition of a change of control, other definitions have been revised to comply with Section 409A.

If a change of control occurs at any time on or before January 1, 2011, we have agreed to continue to employ Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann, and each of them has agreed to remain an employee, for two years after the occurrence of the change of control (the “Employment Period”). During the Employment Period, we will provide them with base compensation that is no less than the highest base compensation provided to them during the 12 months prior to the change of control, benefits and office support at levels no less than provided to them during the 120 days prior to the change of control, and annual bonuses that are no less than the highest annual bonus provided to them during the three years prior to the change of control.

Any compensation paid upon the executive’s separation from service will be delayed for at least six months if the executive meets the definition of a specified employee under Section 409A, which generally includes those fifty most highly paid officers having annual compensation greater than $160,000 (for 2009, adjusted for inflation) and certain owners of 1% or more of the Company.

In the event that we terminate the services of Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann during the Employment Period other than for cause, death or disability or if any of them terminate their service for good reason, in addition to any accrued but unpaid base salary due to the executive for services prior to separation:

(1) we will pay the executive a payment equal to two times his base salary and his highest bonus paid during the three years prior to the separation from service, plus a pro-rated portion of such highest one-year bonus based on service through date of separation; plus

(2) during the two years following the separation from service, we will reimburse the executive the cost of COBRA premiums incurred for group medical benefits in excess of the normal active employee rate (or reimbursements of excess individual insurance policy costs, if COBRA is not available) plus any tax gross-up attributable to this amount;

(3) for a period of up to two years after the separation from service, or until the executive accepts employment with any third party, we will provide reasonable outplacement services to the executive for the purpose of assisting the executive to seek new employment;

(4) any option or right granted to the executive under any of our equity-based plans will be exercisable by the executive until the earlier of the date on which the option or right terminates in accordance with the terms of its grant or the expiration of 12 months after the date of separation from service;

(5) we will pay or provide to the executive any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements;

(6) on and after the separation from service the terminated executive will not be bound or prejudiced by any non-competition agreement benefiting us or our subsidiaries;

(7) with regard to Mr. Hunter, the benefits and payments under his change of control agreement are in addition to any benefits that may be required under his Employment Agreement; and

(8) with regard to Mr. Franklin, we will credit, as of the date of separation from service, his account under our SERP with two additional years of service (but not beyond age 62) and two additional years of compensation at the same level as at the end of the plan year prior to his separation from service.

For purposes of the agreements, “cause” means (1) the willful and continued failure by an executive to substantially perform his duties, after a written demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes that an executive has not substantially performed his duties and such failure is not cured within 60 calendar days after receipt of such written demand; or (2) the willful engaging by an executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to us. For purposes of the agreements, “good reason” means (1) an executive is not elected to, or is removed from, any elected office that such executive held immediately prior to a change of control; (2) the assignment to an executive of any duties materially inconsistent in any respect with such executive’s position, authority, duties or responsibilities, or any other action by us which results in a diminution in such position, authority, duties or responsibilities; (3) any failure by us to comply with any of the provisions of the change of control agreement; (4) requiring an executive to travel on business to a substantially greater extent than required immediately prior to the change of control; or (5) any purported termination of an executive’s service other than as expressly permitted under the agreements, in all cases provided the executive provides at least 90 days notice and allows us at least 30 days to cure.

If the executive’s service is terminated by reason of his death or disability during the Employment Period, in addition to any accrued but unpaid base salary due to the executive for services prior to separation, we will pay to the executive or his legal representative his highest bonus paid during the three years prior to the separation from service, pro-rated for service through date of separation, plus any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements, which will include, in the case of death, benefits at least equal to the most favorable benefits provided by us to the estates and beneficiaries of peer executives at the Company and which will include, in the case of disability, disability and other benefits at least equal to the most favorable of those generally provided by us to disabled executives and/or their families.

If the executive’s service is terminated for cause during the Employment Period or the executive voluntarily terminates his service without good reason, we will pay to the executive any accrued but unpaid base salary due to the executive for services prior to separation, plus any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements.

In the event it is determined that any payment or distribution by us to Messrs. Hunter, Franklin, Ferbert, Stafford and Heinzmann would be subject to the excise tax imposed by Section 4999 or Section 409A(a)(1)(B) of the Internal Revenue Code or any interest or penalties are incurred by any of them with respect to such excise tax (collectively, the “Excise Tax”), then they will be entitled to receive an additional gross-up payment in an amount such that, after payment of all taxes, they retain an amount of the gross-up payment equal to the Excise Tax imposed upon the payments.

Pension Plan Post-Employment Provisions

The Pension Plan does not distinguish between voluntary resignations (for good reason or otherwise) and involuntary terminations (for cause or otherwise). The Pension Plan also offers no special provisions for terminations due to a change of control. Normal retirement is the first of the month coincident with or next following the attainment of age 65 and completion of five years of service, and participants are eligible for early retirement upon attaining age 55 and completing ten years of service. Participants who terminate employment after completing five years of service earn a non-forfeitable right to a benefit.

SERP Post-Employment Provisions

The SERP’s normal retirement date is the last day of the month coincident with or next following the date the participant attains age 62, and early retirement date means the last day of the month coincident with or next following the date the participant attains age 55 and completes ten years of service. Participants who are terminated for cause or who are employed by a competitor within two years of their termination of employment (except following a change of control) forfeit their benefit under the plan.

As of December 27, 2008, Mr. Franklin was the only NEO eligible to participate in the SERP. Although he is 100% vested in his benefit, were he to terminate service and retain his right to a benefit, that benefit would be payable as soon as administratively feasible following a six month deferral period as required by Internal Revenue Code Section 409A.

If Mr. Franklin terminated employment for good reason, or was terminated by us other than for cause, within two years following a change of control, as of the date of the termination, Mr. Franklin’s SERP account would be credited with two additional years’ allocations (as described in “— Change of Control Agreements Post-Employment Provisions”) and two additional years of service.

Certain Relationships and Related Transactions

In February 2007, the Board of Directors adopted the Littelfuse, Inc. Policy on Related Person Transactions. This written policy provides that the Nominating and Governance Committee will review and approve Related Person Transactions (as defined below). The Chair of the Nominating and Governance Committee has been delegated the authority to act between Committee meetings.

The policy defines a “Related Person Transaction” as a transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (including any of our subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

“Related Person” is defined as: (1) any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or a nominee to become a director of Littelfuse; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more than 5% beneficial owner; (4) any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than 5% beneficial owner; (5) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and (6) any charitable or non-profit organization in which any of the foregoing persons is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

Our General Counsel and Vice President, Human Resources assesses for purposes of the policy whether a proposed transaction is a Related Person Transaction and must be approved by the Nominating and Governance Committee.

The approval procedures in the policy identify the factors the Nominating and Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to previously approved Related Person Transactions. The Nominating and Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Governance Committee, including (if applicable) but not limited to: (1) the benefits to the Company; (2) the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (3) the availability of other sources for comparable products or services; (4) the terms of the transaction; and (5) the terms available to unrelated third parties or to employees generally. The Nominating and Governance Committee will approve only those Related Person Transactions that are in, or are not inconsistent with, our best interests and the best interest of our stockholders, as the Nominating and Governance Committee determines in good faith.

We did not enter into any Related Person Transactions in 2008.

Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate by reference filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings.

The Audit Committee oversees our financial reporting process and compliance with the Sarbanes-Oxley Act of 2002 on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 27, 2008 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed the audited financial statements with the independent auditors and discussed the matters requiring discussion pursuant Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), which supersedes Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures and letter received by the Audit Committee from the independent auditors as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee regarding the independent auditors’ independence, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee held five meetings during fiscal 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 27, 2008 for filing with the SEC. The Audit Committee and the Board also have recommended, subject to stockholder approval and ratification, the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending January 2, 2010.

Audit Committee:

Anthony Grillo (Chairman)
John E. Major
Ronald L. Schubel

Proposal No. 2

Approval and Ratification of
Appointment of Independent Auditors

Subject to approval of the stockholders, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP, an independent registered public accounting firm, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending January 2, 2010. The stockholders will be asked at the meeting to approve and ratify such appointment. A representative of Ernst & Young LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders’ questions.

The Board of Directors recommends that the stockholders vote FOR the following resolution, which will be presented at the meeting:

Resolved: That the appointment by the Audit Committee of Board of Directors of the Company of Ernst & Young LLP as our independent auditors for the fiscal year ending January 2, 2010, be approved and ratified.

Audit and Non-Audit Fees

The following table presents the approximate fees for professional audit services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal years ended December 27, 2008 and December 29, 2007, as well as the approximate fees billed for other services rendered by Ernst & Young LLP:

	2008	2007

Audit fees(1)	$1,589,000	$1,542,000
Audit-related fees(2)	197,000	221,000
Tax advisory services(3)	403,000	547,000
Other(4)	8,000	—

Total	$2,197,000	$2,310,000

(1)	Includes fees related to statutory audits of foreign subsidiaries, Sarbanes-Oxley compliance and review of financial statements included in our Forms 10-Q and 10-K.

(2)	Includes fees related to audits of employee benefit plans and acquisition activity during 2008 and 2007.

(3)	Includes fees related to tax compliance, tax advice and tax planning.

(4)	Includes fees related to the Ernst & Young LLP on-line research tool.

Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. The Audit Committee pre-approves the annual engagement of the principal independent registered public accounting firm, including the performance of the annual audit, statutory audits at foreign locations, quarterly reviews and tax services. The Chairman of the Audit Committee has been delegated the authority to provide any necessary specific pre-approval for services that have not been previously pre-approved, but he must report the pre-approval at the next meeting of the Audit Committee. The Audit Committee has considered the role of Ernst & Young LLP in providing services to us and has concluded that such services are compatible with such firm’s independence.

Compensation Plan Information

Information about our equity compensation plans at December 27, 2008 that were either approved or not approved by our stockholders was as follows (number of shares in thousands):

Number of Securities
	Number of Securities		Remaining Available
	to be Issued Upon	Weighted-Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans

Equity compensation plans approved by security holders	2,091,198	$31.47	801,829
Equity compensation plans not approved by security holders	—	$—	—

Total	2,091,198	$31.47	801,829

Stockholder Proposals

Any stockholder proposal intended to be presented at the 2010 annual meeting of our stockholders must be received at our principal executive offices by November 11, 2009, in order to be considered for inclusion in our proxy materials relating to that meeting. Our bylaws require that in order to nominate persons to our Board of Directors or to present a proposal for action by stockholders at an annual meeting of stockholders, a stockholder must provide advance written notice to our Corporate Secretary, which notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day (February 23, 2010 for the 2010 annual meeting of stockholders) nor earlier than the close of business on the 90th day prior (January 24, 2010 for the 2010 annual meeting of stockholders) to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting to which such stockholder’s notice relates is more than 30 days before or more than 60 days after such anniversary date, for notice by the stockholder to be timely it must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. The stockholder’s notice must contain detailed information specified in our bylaws. As to any proposal that a stockholder intends to present to stockholders without inclusion in our Proxy Statement for our 2010 annual meeting of stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

Other Matters

As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.

By order of the Board of Directors,

Mary S. Muchoney
Secretary

March 11, 2009

LITTELFUSE, INC.
O’HARE PLAZA
8755 W. HIGGINS ROAD
CHICAGO, IL 60631
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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ____________________________________
Vote On Directors			☐	☐	☐
The Board of Directors recommends a vote FOR ALL nominees in Proposal 1.

1.	Election of seven Directors: Nominees: 01) T.J. Chung 02) John P. Driscoll 03) Anthony Grillo 04) Gordon Hunter	05) John E. Major 06) William P. Noglows 07) Ronald L. Schubel

Vote on Proposal

The Board of Directors recommends a vote FOR Proposal 2.		For	Against	Abstain

2.	Approve and ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR ALL in Proposal 1 and FOR Proposal 2. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenant, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

LITTELFUSE, INC.
Annual Meeting of Stockholders
Friday, April 24, 2009
9:00 a.m. Central Time
O’Hare Plaza
8745 W. Higgins Road
1st Floor Conference Room
Chicago, IL 60631

Important Notice Regarding Availability of Proxy Materials for the 2009 Annual Meeting of Stockholders to be held on April 24, 2009: The Notice, the Proxy Statement, the 2008 Annual Report to Stockholders of Littelfuse, Inc., inluding the Annual Report on Form 10-K for the fiscal year ended December 27, 2008, are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Stockholders
April 24, 2009
The stockholder(s) hereby appoint(s) Philip G. Franklin and Mary S. Muchoney, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of the ballot, all of the shares of Common Stock of Littelfuse, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on April 24, 2009, at O’Hare Plaza, 8745 W. Higgins, 1st Floor Conference Room, Chicago, Illinois, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE